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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Match Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 11, 2016

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of Match Group, Inc., which will be held on Wednesday, June 22, 2016, at 9:00 a.m., local time, at the New York offices of Match Group, Inc., located at 555 West 18th Street, New York, New York 10011.

        At the Annual Meeting, stockholders will be asked to: (1) elect 10 directors, (2) approve the Match Group, Inc. 2015 Stock and Annual Incentive Plan, (3) vote on two advisory proposals regarding executive compensation and (4) ratify the appointment of Ernst & Young as Match Group's independent registered public accounting firm for 2016. Match Group's Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of Match Group and its stockholders and recommends a vote consistent with the Board's recommendation for each proposal.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your vote.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Gregory R. Blatt Chairman and Chief Executive Officer

8300 DOUGLAS AVENUE, SUITE 800, DALLAS, TEXAS 75225 214.576.9352 www.mtch.com

MATCH GROUP, INC.
8300 Douglas Avenue, Suite 800
Dallas, Texas 75225

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        Match Group, Inc. ("Match Group") is making this proxy statement available to holders of our common stock and Class B common stock in connection with the solicitation of proxies by Match Group's Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 22, 2016, at 9:00 a.m., local time, at the New York offices of Match Group, located at 555 West 18th Street, New York, New York 10011. At the Annual Meeting, stockholders will be asked:

  1.
  to elect 10 members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors);

  2.
  to approve the Match Group, Inc. 2015 Stock and Annual Incentive Plan;

  3.
  to hold an advisory vote on executive compensation (the "say on pay vote");

  4.
  to hold an advisory vote on the frequency of holding the say on pay vote in the future;

  5.
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year; and

  6.
  to transact such other business as may properly come before the meeting and any related adjournments or postponements.

        Match Group's Board of Directors has set April 27, 2016 as the record date for the Annual Meeting. This means that holders of record of our common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        As permitted by applicable Securities and Exchange Commission rules, on or about May 11, 2016, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Annual Meeting proxy statement and 2015 Annual Report on Form 10-K online, as well as instructions on how to obtain printed copies of these materials by mail.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you will need to bring a proxy or letter from that broker, bank or other holder of record that confirms you are the beneficial owner of those shares, together with a form of photo identification.

By order of the Board of Directors,

Joanne Hawkins
Vice President and Assistant Secretary

May 11, 2016

PROXY STATEMENT

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we elected to deliver this Proxy Statement and our 2015 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the "Notice Process"). If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this Proxy Statement and our 2015 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

  The Notice is being mailed on or about May 11, 2016 to stockholders of record at the close of business on April 27, 2016 and this Proxy Statement and our 2015 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 11, 2016. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice provides instructions on how to vote your shares by way of completing and submitting your proxy online or by phone, by requesting and returning a written proxy card by mail or by submitting a ballot in person at the Annual Meeting.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of common stock and Class B common stock of Match Group, Inc. ("Match Group" or the "Company") at the close of business on April 27, 2016, the record date for the Annual Meeting established by Match Group's Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

  As of the close of business on April 27, 2016, there were 38,969,933 shares of Match Group common stock and 209,919,402 shares of Class B common stock outstanding and entitled to vote. Holders of Match Group common stock are entitled to one vote per share and holders of Match Group Class B common stock are entitled to ten votes per share.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your Match Group shares are registered in your name, you are a stockholder of record. If your Match Group shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record as of the close of business on April 27, 2016 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our New York offices, located at 555 West 18th Street, New York, New York 10011. This list will also be made available at the Annual Meeting.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of Match Group common stock and Class B common stock at the Annual Meeting constitutes a quorum. Shares of Match Group common stock and Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will Match Group stockholders vote on at the Annual Meeting?

A:
Match Group stockholders will vote on the following proposals:

•
Proposal 1—to elect 10 members of Match Group's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from Match Group's Board of Directors);

•
Proposal 2—to approve the Match Group, Inc. 2015 Stock and Annual Incentive Plan (the "2015 Stock Plan Proposal");

•
Proposal 3—to hold an advisory vote on executive compensation (the "say on pay vote");

•
Proposal 4—to hold an advisory vote on the frequency of holding the say on pay vote in the future;

•
Proposal 5—to ratify the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for the 2016 fiscal year; and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to Match Group's Board of Directors?

A:
You may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

  The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Match Group common stock and Class B common stock (hereinafter referred to as "Match Group capital stock") voting together, with each share of Match Group common stock and Class B common stock representing the right to one and ten votes, respectively.

  The Board recommends that our stockholders vote FOR the election of each of the director nominees.

Q:
What are my voting choices when voting on the 2015 Stock Plan Proposal and what votes are required to approve this proposal?

A:
You may vote in favor of the 2015 Stock Plan Proposal, vote against the 2015 Stock Plan Proposal or abstain from voting on the 2015 Stock Plan Proposal.

  The approval of the 2015 Stock Plan Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the 2015 Stock Plan Proposal.

Q:
What are my voting choices when voting on the advisory say on pay proposal and what votes are required to approve the proposal?

A:
You may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting on the advisory proposal.

  The approval, on an advisory basis, of the say on pay proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together. As an advisory vote, the outcome is not binding upon the Company.

  The Board recommends a vote FOR the advisory vote on executive compensation.

Q:
What are my voting choices when voting on the advisory proposal on the frequency of holding the say on pay vote and what votes are required to approve the frequency of holding the say on pay vote?

A:
You may vote in favor of holding the say on pay vote every year, every two years, or every three years or abstain from voting on this advisory proposal.

  The approval, on an advisory basis, of the frequency of holding the say on pay vote in the future requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together. However, if no choice receives a majority of votes, then the option on the frequency of the advisory vote that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders' recommendation as to the frequency of holding future say on pay votes.

  As an advisory vote, the votes cast in connection with this proposal are not binding upon the Company. While the Board is making a recommendation with respect to this proposal, Match Group stockholders are being asked to vote for one of the choices specified above, and not whether they agree or disagree with the Board's recommendation.

  The Board recommends a vote for holding the say on pay vote once EVERY THREE YEARS at Match Group's Annual Meeting of Stockholders.

Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for 2016 and what votes are required to ratify this appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for 2016 requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for 2016.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this Proxy Statement.

  If other matters are properly presented at the Annual Meeting for consideration, the three Match Group officers who have been designated as proxies for the Annual Meeting, Joanne Hawkins, Tanya M. Stanich and Gary Swidler, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:
What do I need to do now to vote at the Annual Meeting?

A:
Match Group's Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a Proxy Online:    Submit your proxy via the Internet. The website for Internet proxy voting is www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Tuesday, June 21, 2016;

•
Submitting a Proxy by Telephone:    Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Tuesday, June 21, 2016; or

•
Submitting a Proxy by Mail:    If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  If you were a stockholder of record on April 27, 2016 or if you have a legal proxy from your broker, bank or other holder of record identifying you as a beneficial owner of Match Group shares as of that date, you may vote in person by attending the Annual Meeting.

  For Match Group shares held in street name, holders may submit a proxy online or by telephone if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from Match Group or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:
If I hold my Match Group shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If you hold Match Group shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

  Non-Discretionary Items.    The election of directors, the 2015 Stock Plan Proposal and the two advisory proposals related to executive compensation are non-discretionary items and may NOT be voted on by your broker, bank or other nominee absent specific voting instructions from you. If your bank, broker or other nominee does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of Match Group common stock for these proposals.

  Discretionary Items.    The ratification of Ernst & Young LLP as Match Group's independent registered public accounting firm for 2016 is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion and these votes will be counted for purposes of determining a quorum.

Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the 2015 Stock Plan Proposal, the two advisory proposals related to executive compensation and the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors). Broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting, other than the auditor ratification proposal.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  To change your vote or revoke your proxy, follow the instructions provided on the Notice or the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Q:
How are proxies solicited and who bears the related costs?

A:
Match Group bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Match Group may solicit proxies from stockholders by telephone, letter, facsimile, e-mail or in person. Following the initial mailing of the Notice and proxy materials, Match Group will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Match Group common stock and to request authority for the exercise of proxies. In such cases, Match Group, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, would like to obtain directions to attend the Annual Meeting and vote in person or would like copies of any of the documents referred to in this Proxy Statement, you should contact Match Group Investors Relations at IR@match.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming Annual Meeting, a board of 10 directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from Match Group's Board of Directors). Information concerning director nominees, all of whom are incumbent directors of Match Group, appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

        The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Match Group capital stock voting together as a single class.

        The Board recommends that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Board of Directors believes provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

        Gregory R. Blatt, age 47, has been a director of Match Group since October 2015, Chairman of Match Group since December 2013 and Chief Executive Officer of Match Group since January 2016. Prior to his current roles, Mr. Blatt served as Chief Executive Officer of IAC/InterActiveCorp ("IAC") from December 2010 through December 2013, as head of its Match segment during 2009 and 2010 and as its General Counsel from 2003 through 2008. Prior to joining IAC, Mr. Blatt was General Counsel at Martha Stewart Living Omnimedia and an associate at the law firms Grubman Indursky & Shire and Wachtell, Lipton, Rosen & Katz. He has a B.A. from Colgate University and a J.D. from Columbia Law School. In nominating Mr. Blatt, the Board considered his current position as Chairman and Chief Executive Officer of the Company and his prior roles at IAC, as well as his financial literacy, expertise regarding mergers, acquisitions, investments and other strategic transactions and operating experience.

        Sonali De Rycker, age 42, has served as a Partner at Accel Partners in London, a leading global venture firm, where she focuses on investments in the consumer internet and digital media sectors, since April 2008. Prior to her tenure at Accel, Ms. De Rycker was a Partner at Atlas Venture in London from August 2000 to April 2008, where she focused on investments in the internet and software service sectors. Prior to her venture capital work, Ms. De Rycker was an investment banker at Goldman Sachs from August 1995 to August 1998. Ms. De Rycker served on the board of directors of IAC from September 2011 to December 2015 and serves on the boards of directors of a number of private consumer internet and other companies. In nominating Ms. De Rycker, the Board considered her private equity experience (particularly in the consumer internet and media sectors), which the Board believes gives her particular insight into investments in, and the development of, early stage companies, as well as her high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Joseph Levin, age 36, has been a director of Match Group since October 2015. Mr. Levin has served as Chief Executive Officer of IAC since June 2015 and prior to that time, served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, since January 2012.

From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary that builds, markets and delivers a wide range of consumer software products, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) advising public and private technology and e-commerce companies on a variety of transactions. Mr. Levin has served on the board of directors of IAC since June 2015 and served on the boards of directors of LendingTree, Inc. from August 2008 through November 2014 and The Active Network beginning prior to its 2011 initial public offering through its sale in December 2013. In nominating Mr. Levin, the Board considered the unique knowledge and experience regarding the Match Group and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Ann L. McDaniel, age 60, has been a director of Match Group since December 2015. Ms. McDaniel currently serves as a consultant to Graham Holdings Company and previously served as Senior Vice President of Graham Holdings Company (and its predecessor companies) from June 2008 to April 2015. Prior to that time, Ms. McDaniel served as Vice President—Human Resources of Graham Holdings Company since September 2001. Ms. McDaniel also served as Managing Director of Newsweek, Inc., a Graham Holdings Company property, from January 2008 until its sale in September 2010, and prior to that time, held various editorial positions at Newsweek. In nominating Ms. McDaniel, the Board considered her extensive human resources experience, which the Board believes give her particular insight into personnel and compensation matters, as well as her management experience with Newsweek, which the Board believes gives her insight into business strategy, leadership and marketing.

        Thomas J. McInerney, age 51, has been a director of Match Group since November 2015. Mr. McInerney previously served as Executive Vice President and Chief Financial Officer of IAC from January 2005 to March 2012. From January 2003 through December 2005, he served as Chief Executive Officer of the retailing division of IAC, which included HSN, Inc. and Cornerstone Brands. From May 1999 to January 2003, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster, formerly Ticketmaster Online-CitySearch, Inc., a live entertainment ticketing and marketing company. From 1986 to 1988 and from 1990 to 1999, Mr. McInerney worked at Morgan Stanley, a global financial services firm, most recently as a Principal. Mr. McInerney has served on the boards of directors of HSN, Inc. and Interval Leisure Group, Inc. since August 2008, of Yahoo! Inc. since April 2012 and of Cardlytics, Inc. since July 2015. In nominating Mr. McInerney, the Board considered his extensive senior leadership experience at IAC and his related knowledge and experience regarding the Match Group, as well as his expertise in finance, restructuring, mergers and acquisitions and operations and his public company board and committee experience.

        Pamela S. Seymon, age 60, has been a director of Match Group since November 2015. Ms. Seymon was a partner at Wachtell, Lipton, Rosen & Katz, a New York law firm ("WLRK"), from January 1989 to January 2011, and prior to that time, was an associate at WLRK since 1982. During her tenure at WLRK, Ms. Seymon specialized in corporate law, mergers and acquisitions, securities and corporate governance, and represented public and private corporations on offense as well as defense, in both friendly and unsolicited transactions. Ms. Seymon is a graduate of Wellesley College, where she was a Wellesley Scholar, and New York University School of Law. In nominating Ms. Seymon, the Board considered her extensive experience representing public and private corporations in connection with a wide array of complex, sophisticated and high profile matters, as well as her high level of expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Alan G. Spoon, age 64, has been a director of Match Group since November 2015. Since May 2000, Mr. Spoon has been a Partner at Polaris Partners (formerly Managing General Partner and now Partner Emeritus). Polaris is a private investment firm that provides venture capital and management assistance to development-stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the boards of directors of IAC since February 2003, Danaher Corporation since July 1999 and CableOne since July 2015. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation, where he also serves as a member of the board of directors of edX (an online education platform). In nominating Mr. Spoon, the Board considered his extensive private and public company board and committee experience and public company management experience, all of which the Board believes give him particular insight into business strategy, leadership and marketing. The Board also considered Mr. Spoon's private equity experience, which the Board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and finance.

        Mark Stein, age 48, has been a director of Match Group since November 2015. Mr. Stein has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (since January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (since November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. In nominating Mr. Stein, the Board considered the unique knowledge and experience that he has gained through his various roles with IAC since 2005, as well as his high level of financial and legal literacy, experience in operating a variety of online consumer service businesses, and expertise regarding investments, partnerships and other strategic transactions.

        Gregg Winiarski, age 45, has been a director of Match Group since October 2015. Mr. Winiarski has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC since February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1996 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York. In nominating Mr. Winiarski, the Board considered the unique knowledge and experience regarding Match Group and its businesses that he has gained through his various roles with IAC since 2005, most recently his role as Executive Vice President and General Counsel, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Sam Yagan, age 39, has been a director and served as Vice Chairman (in a non-executive capacity) of Match Group since February 2016. Mr. Yagan previously served as Chief Executive Officer of the Company from December 2013 through December 2015 and as Chief Executive Officer of Match.com, Inc. from September 2012 to December 2013. Prior to his services in these roles, Mr. Yagan served as Chief Executive Officer of OkCupid, which he co-founded in May 2003 and IAC acquired in February 2011. In nominating Mr. Yagan, the Board considered the unique knowledge and experience regarding Match Group and its businesses that he has gained through his various roles with Match Group and Match.com since 2012, most recently his role as Chief Executive Officer of Match Group, as well his role as co-founder of OkCupid and his high level of technological, product and industry expertise.

Corporate Governance

        Controlled Company Status.    Match Group is subject to the Marketplace Rules of The Nasdaq Stock Market, LLC (the "Marketplace Rules"), which exempt "Controlled Companies" from certain Nasdaq corporate governance requirements. A "Controlled Company" is a company of which more than 50% of the voting power is held by an individual, group or another company.

        IAC controls a majority of the voting power of Match Group capital stock. Based on 38,969,933 shares of Match Group common stock and 209,919,402 shares of Match Group Class B common stock, respectively, outstanding on the record date (April 27, 2016), IAC beneficially owns equity securities of Match Group representing approximately 98.2% of the total voting power of Match Group capital stock. IAC has filed a Statement of Beneficial Ownership on Schedule 13D relating to its Match Group holdings with the SEC. On this basis, Match Group is relying on the exemption for Controlled Companies from certain Nasdaq requirements, specifically, those that would otherwise require that:

  •
  a majority of our Board of Directors consists of "independent" directors, as such term is defined in the Marketplace Rules; and

  •
  we have a nominating/governance committee composed entirely of "independent" directors with a written charter addressing the committee's purpose and responsibilities.

        Leadership Structure.    The Company's business and affairs are overseen by its Board of Directors, which currently has ten members. There is one management representative, and there are three IAC representatives, on the Board. Of the six remaining current directors, five are independent. The Board has an Audit Committee and a Compensation Committee, each comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion under Director Independence beginning on page 10 and Board Committees beginning on page 12. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and Chief Executive Officer and have full access to Company management at all times.

        Our independent directors will meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit and Compensation Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management. At each regularly scheduled Board meeting, the Chair of each of these committees will provide the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

        Mr. Blatt currently serves as both our Chairman and Chief Executive Officer. The Company has concluded that separate roles of Chairman and Chief Executive Officer are not necessary given that each of the geographic markets for the Company's dating brands and businesses, as well as its non-dating businesses, has a fully developed management team reporting directly to senior Match Group management and the related belief that a less centralized operating structure that pushes talent and decision-making closer to the Company's businesses is the best way to achieve the Company's long-term growth objectives. At this time, we believe that this leadership structure is the most appropriate one for the Company and its stockholders.

        Risk Oversight.    Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board's Audit and Compensation Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risk is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chairman and Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment.    In connection with our initial public offering (the "IPO") in November 2015, our Board reviewed the potential risks associated with the structure and design of our various compensation plans, including a comprehensive review of the material compensation plans and programs for all employees. Our Board has concluded that our compensation plans and programs operate within our larger corporate governance and review structure that serves and supports risk mitigation and discourages excessive or unnecessary risk-taking behavior. We will periodically conduct such assessments going forward and discuss any findings with the Compensation Committee.

        Director Independence.    Under the Marketplace Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with us and our businesses that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Following these determinations, Company management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board's prior independence determination.

        In November 2015, the Board determined that each of Messrs. McInerney and Spoon and Mmes. De Rycker and Seymon is independent, and in December 2015, the Board determined that Ms. McDaniel is independent. In connection with this determination, the Board considered that in the ordinary course of business, Match Group and its businesses may sell products and services to, and/or purchase products and services from, companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by Match Group and its respective businesses.

        In the case of Messrs. McInerney and Spoon and Mmes. De Rycker, McDaniel and Seymon, there were no such payments to/from Match Group or its businesses known to Company management for the Board to consider. In the case of Mr. Spoon, the Board also considered a co-investment that IAC made with a Polaris portfolio company, as well as payments for services between IAC and certain Polaris portfolio companies. Of the remaining incumbent directors, Mr. Blatt is an executive officer of the Company, Mr.Yagan served as an executive officer of the Company during the past three years and Messrs. Levin, Stein and Winiarski are executive officers of IAC. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee members and by the SEC, the Marketplace Rules and the Internal Revenue Service for compensation committee members.

        Director Nominations.    As a result of the Controlled Company exemption, the Board does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. While there are no specific requirements for eligibility to serve as a director of Match Group, in evaluating candidates, the Board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Match Group, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Match Group's stockholders. While the Board does not have a formal diversity policy, it also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date Match Group has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Match Group, 8300 Douglas Boulevard, Suite 800, Dallas, Texas 75225, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman and Chief Executive Officer, and if deemed appropriate, will be shared with the entire Board for further review.

        Communications with the Match Group Board.    Stockholders who wish to communicate with Match Group's Board of Directors or a particular director may send such communication to Match Group, 8300 Douglas Avenue, Suite 800, Dallas, Texas, 75225, Attention: Corporate Secretary.

The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board.    Following the completion of our IPO in November 2015, the Board had one meeting and acted by written consent twice during 2015. Directors are not required to attend annual meetings of Match Group stockholders. The Board currently has two committees: the Audit Committee and the Compensation and Human Resources Committee.

        Audit Committee.    Following the completion of our IPO in November 2015, no Audit Committee meetings were held in 2015, nor did the Audit Committee take any action taken by written consent in 2015. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is filed as Appendix A to this proxy statement. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Match Group's financial statements, (ii) the effectiveness of Match Group's internal control over financial reporting, (iii) the qualifications and independence of Match Group's independent registered public accounting firm, (iv) the performance of Match Group's internal audit function and independent registered public accounting firm, (v) Match Group's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by Match Group with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, the Company's independent registered public accounting firm, the Company's internal auditors and Company management. The formal report of the Audit Committee is set forth on page 21.

        The Board has concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in applicable SEC rules, as well as the Marketplace Rules.

        Compensation and Human Resources Committee.    Following the completion of our IPO in November 2015, no Compensation and Human Resources Committee (the "Compensation Committee") meetings were held in 2015 and the Compensation Committee took action once by written consent during 2015. The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is filed as Appendix B to this proxy statement. The Compensation Committee is appointed by the Board to assist the Board with all matters relating to the compensation of the Company's executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Company's executive officers. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation Committee may also delegate to one or more of the Company's executive officers the authority to make grants of equity-based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on Match Group's processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation Committee, Company management and consultants, see the discussion under Compensation Discussion and Analysis generally beginning on page 24. The formal report of the Compensation Committee is set forth on page 28.

 PROPOSAL 2—APPROVAL OF THE 2015 STOCK AND ANNUAL INCENTIVE PLAN

Proposal and Required Vote

        Our Board and IAC, in its capacity as sole stockholder, adopted the Match Group, Inc. 2015 Stock and Annual Incentive Plan (the "2015 Plan") on November 18, 2015.

        If the 2015 Plan is approved by our stockholders, awards under the 2015 Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), will be tax-deductible. Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders (see Summary of Terms of the 2015 Plan—Performance Goals) and approved by a majority vote.

        Approval of the 2015 Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR the approval of the 2015 Stock Plan Proposal.

Overview

        The purpose of the 2015 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide them with incentives that are directly linked to the future growth and profitability of Match Group and its businesses.

        Equity compensation is a critical component of Match Group's long-term compensation philosophy. Match Group believes that ownership shapes behavior, and that by providing a meaningful portion of an executive's compensation in stock based awards, an executive's incentives are aligned with stockholder interests in a manner that drives better performance over time. The 2015 Plan is designed to reinforce this alignment.

        The 2015 Plan replaced equity compensation plans that were in place prior to the completion of the IPO, all of which were automatically terminated and replaced and superseded by the 2015 Plan upon the completion of the IPO in November 2015 (the "Prior Plans"). Awards granted under the Prior Plans were assumed under the 2015 Plan and will remain in effect pursuant to their terms under the 2015 Plan (the "Prior Plan Awards").

        The 2015 Plan also covers any shares of Match Group common stock that may be delivered in settlement of equity awards in certain Match Group subsidiaries (the "Subsidiary Equity Awards"). For a description of these awards, see Note 12—Stock-based compensation—Equity Instruments Denominated in the Shares of Certain Subsidiaries to the consolidated and combined financials in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated herein by reference. See also the disclosure set forth under the captions —Subsidiary Equity Awards and Certain Relationships and Related Party Transactions—Relationships Involving Significant Stockholders.

        The 2015 Plan will also cover awards relating to IAC common stock that may be converted into awards relating to our common stock in the event that Match Group is spun off from IAC (the "Adjusted Awards").

Summary of Share Usage Under the 2015 Plan

        The following table includes information regarding outstanding equity awards under the 2015 Plan, shares available for future equity awards under the 2015 Plan and total shares of Match Group common stock outstanding as of December 31, 2015:

Total shares underlying outstanding options	34,832,080	(1)(2)
Weighted average exercise price of outstanding options	$12.08
Weighted average remaining contractual life of outstanding options	8.1 years
Total shares underlying outstanding restricted stock units	489,488
Total shares available for grant	14,311,793
Total shares of Match Group common stock outstanding	248,262,735

(1)
Includes Prior Plan Awards and excludes shares that have been reserved and may be issuable upon the settlement of Subsidiary Equity Awards (without giving effect to the withholding of shares to cover taxes due).

(2)
Includes performance-based stock option awards and reflects the maximum number of stock options that would vest if the highest level of performance condition is achieved. Based on the Company's most recent assessment of the conditions associated with these performance awards, it is believed that a significantly smaller percentage of these stock options will ultimately vest than what was assumed in valuing these awards at the time of grant.

        Based on a review of the Company's historical practices, the Board believes that the number of shares available for future equity awards under the 2015 Plan will be sufficient to cover equity awards for employees for at least the next three to four years. In 2013, 2014 and 2015, the number of shares of common stock underlying equity awards granted (including stock options and RSUs) was approximately 0.4 million shares, 5.6 million shares and 21.1 million shares, respectively. The Board expects that awards granted under the 2015 Plan over the next two years will be at diminished levels from those received between February 2015 and February 2016.

Summary of Terms of the 2015 Plan

        The principal features of the 2015 Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which is attached as Appendix C to this proxy statement.

        Administration.    The 2015 Plan will be administered by the Compensation Committee of our Board of Directors (or such other committee of our Board as may from time to time be designated by the Board). Among other things, the Compensation Committee will have the authority to select individuals to whom awards may be granted, to determine the types of awards (as well as the number of shares of common stock to be covered by each such award) granted and to determine and modify the terms and conditions of any such awards.

        Eligibility.    In addition to any individuals who hold Prior Plan Awards, Subsidiary Equity Awards and/or Adjusted Awards at any time, current or prospective officers, employees, directors and consultants of Match Group and its subsidiaries and affiliates will be eligible to be granted awards under the 2015 Plan.

        Shares Subject to the 2015 Plan.    The aggregate number of shares of Match Group common stock that may be delivered to satisfy awards under the 2015 Plan cannot exceed 20,000,000 shares, plus the number of shares delivered to satisfy Prior Plan Awards (up to 29,717,911 shares), certain Subsidiary Equity Awards outstanding on November 18, 2015 (up to 20,435,312 shares) and Adjusted Awards (if any, in the future). No participant may be granted, in each case, during any calendar year: (i) performance-based awards (other than stock options and stock appreciation rights, or SARs) intended to qualify under Section 162(m) of the Code covering in excess of 10,000,000 shares; or (ii) stock options and SARs covering in excess of 10,000,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 10,000,000. The foregoing share limits are subject to adjustment in certain circumstances by the Compensation Committee to prevent dilution or enlargement.

        The shares subject to grant under the 2015 Plan will be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. Other than with respect to Prior Plan Awards and Adjusted Awards, to the extent that any award is forfeited or any stock option or SAR terminates, expires or lapses without being exercised or any award is settled for cash, the shares underlying such awards will again be available for awards under the 2015 Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits in the 2015 Plan. To the extent any shares subject to an award are withheld to satisfy the exercise price (in the case of a stock option) and/or the tax withholding obligations relating to such award, such shares are not deemed to have been delivered for purposes of the limits set forth in the 2015 Plan.

        Stock Options and SARs.    Stock options granted under the 2015 Plan can either be incentive stock options or nonqualified stock options. SARs granted under the 2015 Plan can be granted either alone or in tandem with a stock option. The exercise price of options and SARs cannot be less than 100% of the fair market value of the stock underlying the options or SARs on the grant date. Stock options and SARs cannot be repriced without stockholder approval. Optionees may pay the exercise price in cash or, if approved by the Compensation Committee, in shares (valued at their fair market value on the date of exercise) or a combination thereof, or by way of a "cashless exercise" through a broker approved by the Company or by withholding shares otherwise receivable on exercise.

        While the term of stock options and SARs are as determined by the Compensation Committee, a stock option may not have a term longer than ten years from the grant date. The Compensation Committee determines the vesting and exercise schedule of stock options and SARs, which the Compensation Committee may waive or accelerate at any time, and the extent to which they will be exercisable after the award holder's employment terminates. Generally, unvested stock options and SARs will terminate upon the termination of employment, and vested stock options and SARs will remain exercisable for one year after the award holder's death, disability or retirement and 90 days after the award holder's termination for any other reason. Vested stock options and SARs also terminate upon the optionee's termination for cause. Stock options and SARs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of nonqualified stock options or SARs, as otherwise expressly permitted by the Compensation Committee, including, if so permitted, pursuant to a transfer to the participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

        Restricted Stock.    The 2015 Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as set forth in the 2015 Plan and as may be otherwise determined by the Compensation Committee. Except for these restrictions and unless otherwise determined by the Compensation Committee, upon the grant of a restricted stock award, the recipient will have rights of a stockholder with respect to the underlying restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to such restricted stock on such terms as are set forth in the applicable award agreement.

Unless otherwise determined by the Compensation Committee: (i) cash dividends on the shares that are the subject of the restricted stock award shall be automatically reinvested in additional shares of restricted stock, held subject to the vesting of the underlying restricted stock; and (ii) dividends payable in shares shall be paid in the form of additional shares of restricted stock, held subject to the vesting of the underlying restricted stock. Restricted stock granted under the 2015 Plan may or may not be subject to performance conditions. During the restriction period set by the Compensation Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock. Generally, all shares of unvested restricted stock shall be forfeited upon the award holder's termination, unless otherwise agreed or the Compensation Committee waives such forfeiture.

        RSUs.    The 2015 Plan authorizes the Compensation Committee to grant restricted stock units, or "RSUs." RSUs are awards denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in cash, shares or both, based upon the fair market value of a specified number of shares. RSUs are not shares of our common stock and do not entitle the recipients to the rights of a stockholder. RSU award agreements will specify whether, to what extent and on what terms and conditions the participant will be entitled to receive current or delayed payments of cash, shares or other property corresponding to the dividends payable on the shares. RSUs granted under the 2015 Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber RSUs granted under the 2015 Plan prior to their vesting. Generally, all shares of unvested RSUs shall be forfeited upon the award holder's termination, unless otherwise agreed or the Compensation Committee waives such forfeiture.

        Other Stock-Based Awards.    Other stock-based and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares, including unrestricted stock, dividend equivalents and convertible debentures, may be granted under the 2015 Plan. Shares covered by the 2015 Plan may be used to satisfy obligations with respect to Subsidiary Equity Awards.

        Cash-Based Awards.    Cash-based awards may be granted under the 2015 Plan. No participant may be granted cash-based awards that have an aggregate maximum payment value in any calendar year in excess of $10.0 million if the awards are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

        Performance Goals.    The 2015 Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the 2015 Plan. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, such goals will be based on the attainment of specified levels of one or more of the following measures: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, affiliate, division or department of the Company.

        The Compensation Committee established specific performance goals in connection with the grant of 2015 annual bonuses to our named executive officers in February 2016 and the IAC Compensation and Human Resources Committee established specific performance goals in connection with the grant of restricted stock units to our Chief Financial Officer in September 2015. In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit the Compensation Committee discretion to alter the performance measures without obtaining stockholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining stockholder approval.

        Change in Control.    Unless otherwise provided by the Compensation Committee in an award agreement or otherwise, in the event that, during the two-year period following a change in control, a participant's employment is terminated by Match Group (other than for cause or disability) or a participant resigns for good reason:

  •
  any stock options and SARs outstanding as of the date of termination of employment that were outstanding as of the date of the change in control will become fully exercisable and vested and will remain exercisable for the greater of: (i) the period that they would remain exercisable absent the change in control provision and (ii) the lesser of the original term or one year following such termination of employment;

  •
  the restrictions applicable to restricted stock awards will lapse, and such restricted stock will become free of all restrictions and fully vested and transferable; and

  •
  all RSUs will be considered to be earned and payable in full, any restrictions will lapse and such RSUs will be settled in cash or shares as promptly as practicable.

        The Compensation Committee or Board may provide for different treatment in the event of a change in control, including the vesting of awards upon a change in control.

        Amendment and Discontinuance.    The 2015 Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may impair the rights of a recipient of a stock option, SAR, restricted stock, RSU or cash-based award previously granted without the consent of the recipient. Amendments to the 2015 Plan will require stockholder approval to the extent such approval is required by law or the listing standards of the applicable exchange. The 2015 Plan will terminate on the ten-year anniversary of the completion of the IPO (November 18, 2025).

2015 Plan Benefits

        All awards made under the 2015 Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the 2015 Plan are not determinable at this time. The following table below reflects equity-based awards granted in 2015 (including Prior Plan Awards) for each of our named executive officers, our named executive officers as a group, all other employees as a group and all non-employee directors as a group.

	Number of Shares Underlying Stock Options	Stock Option Exercise Price ($)		Number of RSUs
Chairman and Chief Executive Officer	(1)	(1)		—
Chief Financial Officer	(1)	(1)		(1)
Former Chief Executive Officer	(1)	(1)		—
Chief Strategy Officer	(1)	(1)		—
Chief Financial Officer, Dating	(1)	(1)		—
All named executive officers, as a group	10,063,731	$13.53	(2)	103,631
All non-employee directors, as a group	—	—		84,869	(3)
All other employees, as a group	10,519,938	$14.28	(2)	300,988

(1)
See Grants of Plan-Based Awards in 2015 for details regarding equity-based awards granted to our named executive officers in 2015, all of which were assumed by or granted under the 2015 Plan.

(2)
Reflects the weighted average exercise prices of stock options held by this group of award recipients.

(3)
See the table set forth under the caption Director Compensation on page 38 for details regarding RSUs granted to our non-employee directors in 2015.

U.S. Federal Income Tax Consequences

        The following is a summary of certain federal income tax consequences of awards made under the 2015 Plan based upon the laws in effect as of the date of this Proxy Statement. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2015 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

        Non-Qualified Stock Options.    A participant will not recognize taxable income when a non-qualified stock option is granted and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

        Incentive Stock Options.    A participant will not recognize taxable income when an incentive stock option is granted. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an incentive stock option. If the shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

        SARs.    A participant will not recognize taxable income when a SAR is granted and we will not be entitled to a tax deduction at such time. Upon the exercise of a SAR, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

        Restricted Stock.    A participant will not recognize taxable income at the time shares of restricted stock are granted and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at grant. If such an election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such an election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Restricted Stock Units.    A participant will not recognize taxable income when restricted stock units are granted, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Section 162(m) Limitations.    As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a Company's tax deduction for compensation paid to certain senior executives, other than compensation that qualifies as "performance-based compensation," as defined under Section 162(m) of the Code. The 2015 Plan is designed so that stock options and SARs qualify for this exemption, and it also permits the Compensation Committee to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

        The foregoing general tax discussion is intended for the information of stockholders and not as tax guidance to participants in the 2015 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2015 Plan.

Subsidiary Equity Awards

        Match Group has granted (and prior to the completion of the IPO, IAC granted) Subsidiary Equity Awards. Pursuant to an employee matters agreement between Match Group and IAC, these awards will vest over a period of years and are settleable, at IAC's option, in shares of IAC common stock or Match Group common stock. To the extent shares of IAC common stock are issued, we will reimburse IAC for the cost of these shares by issuing IAC additional shares of Match Group common stock. See Certain Relationships and Related Party Transactions—Relationships Involving Significant Stockholders.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE "SAY ON PAY VOTE")

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), enacted in July 2010, requires the Company to seek a non-binding advisory vote from its stockholders to approve the compensation of its named executives. This proposal, also referred to as the "say on pay vote", is not intended to address any specific item of compensation, but rather our overall compensation program and policies relating to our named executives.

        As described under the caption Compensation Discussion and Analysis, beginning on page 24, prior to the completion of our IPO in November 2015, we were a wholly-owned subsidiary of IAC and during that time, the compensation of our executive officers (including our named executives) was generally determined by IAC's senior management in accordance with executive compensation program and policies adopted by the Compensation and Human Resources Committee of IAC's Board of Directors, which were designed to provide the level of compensation necessary to attract, retain, motivate and reward talented and experienced executives and to motivate them to achieve short-term and long-term goals, thereby enhancing stockholder value and creating a successful company.

        Following the completion of our IPO, Match Group's Compensation Committee, which is comprised of three independent directors, has the responsibility of establishing Match Group's compensation philosophy and programs and determining appropriate payments and awards to our executive officers (including our named executives).

Match Group's executive officer compensation program and policies are designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable Match Group to meet its growth objectives. Match Group's Compensation Committee approved 2015 annual bonuses in February 2016 for executive officers (including our named executives).

        We believe that our and IAC's executive officer compensation programs, with their balance of short-term and long-term incentives, reward sustained performance that is aligned with long-term stockholder interests. Accordingly, we believe that the compensation paid to our named executives in 2015 pursuant to such programs was fair and appropriate and are asking our stockholders to vote FOR the adoption of the following resolution:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executives for 2015, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative."

        The approval, on an advisory basis, of the say on pay vote proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together. The vote is advisory in nature and therefore not binding on us or our Board. However, our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executives.

        The Board recommends that the stockholders vote FOR the advisory vote on executive compensation.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE

        In addition to the advisory vote on executive compensation set forth above, the Dodd-Frank Act also requires the Company to seek a non-binding advisory vote from its stockholders regarding the frequency of holding the advisory vote on executive compensation in the future. In casting your advisory vote, you may indicate whether you prefer that we seek an advisory vote every one, two or three years. You may also abstain from voting on this matter.

        After thoughtful consideration, our Compensation Committee and the Board believe that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company and its stockholders at this time. Our Board and the Compensation Committee believe that a triennial vote more closely mirrors the long-term nature of a significant portion of our executive officer compensation program and will discourage short-term thinking and, as a result, a stockholder's analysis of our performance and compensation practices would be more fully informed when viewed over a three-year period. Moreover, allowing more time in between the advisory votes on executive compensation would provide a greater opportunity for our Board and Compensation Committee to engage in meaningful analysis of any compensation issues and consideration of any stockholder concerns.

        The approval, on an advisory basis, of the frequency of holding the say on pay vote proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together. However, if no choice receives a majority of votes, then the option on the frequency of the advisory vote that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders' recommendation as to the frequency of holding future say on pay votes. The vote is advisory in nature and therefore not binding on us or our Board. However, our Board values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

        The Board recommends that the stockholders vote for holding the say on pay vote once EVERY THREE YEARS at Match Group's Annual Meeting of Stockholders.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Match Group's independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young LLP has served as the independent registered public accounting firm for IAC and Match Group (when it was a wholly-owned subsidiary of IAC) for many years and is considered by management to be well qualified.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of Match Group's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for 2016.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is filed as Appendix A to this Proxy Statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of: (i) the integrity of Match Group's financial statements, (ii) the effectiveness of Match Group's internal control over financial reporting, (iii) the qualifications and independence of Match Group's independent registered public accounting firm, (iv) the performance of Match Group's internal audit function and independent registered public accounting firm, (v) Match Group's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by Match Group with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Match Group's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and Match Group's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Match Group for the fiscal year ended December 31, 2015 with Match Group's management and Ernst & Young LLP, Match Group's independent registered public accounting firm.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard No. 16, "Communications with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Match Group and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Match Group for the fiscal year ended December 31, 2015 be included in Match Group's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chair)
Thomas J. McInerney
Pamela S. Seymon

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young to Match Group for the years ended December 31, 2015 and 2014:

	2015		2014
Audit Fees	$3,980,000	(1)	$2,075,000	(2)
Audit-Related Fees	—		—
Total Audit and Audit-Related Fees	$3,980,000		$2,075,000
Tax Fees	—		—

Total Fees	$3,980,000		$2,075,000

(1)
Audit Fees in 2015 include: (i) fees for the audit performed in connection with our IPO, as well as the review of (and in the case of consents and the comfort letter, the issuance of) the related SEC registration statements, consents and comfort letter, accounting consultations and other services related to the IPO, (ii) amounts allocated by IAC to the Company for its share of IAC's consolidated audit fees for its annual audit of financial statements and internal control over financial reporting, (iii) fees for the audit performed in connection with the Company's acquisition of Plentyoffish Media Inc. in October 2015, (iv) statutory audits (audits performed for certain Match Group businesses in various jurisdictions abroad, which audits are required by local law) and (v) fees for services performed in connection with the issuance of the Company's 6.75% Senior Notes due 2022 in November 2015, as well as the review and issuance of the related comfort letter and other services related to the issuance.

(2)
Audit Fees in 2014 include: (i) fees for stand alone audit procedures performed in anticipation of the IPO and related matters, (ii) amounts allocated by IAC to the Company for its share of IAC's consolidated audit fee for its annual audit of financial statements and internal control over financial reporting and (iii) statutory audits.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Match Group's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from Match Group and its management. Unless a type of service to be provided by Match Group's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee revises the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by Match Group's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING MATCH GROUP EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about Match Group's current executive officers who are not director nominees is set forth below. For background information about Match Group's Chairman and Senior Executive, Gregory R. Blatt, and former Chief Executive Officer, Sam Yagan, see the discussion under Information Concerning Director Nominees beginning on page 6.

        Jeffrey Dawson, age 40, has served as Chief Financial Officer of the Company's Dating business since May 2013. Prior to this time, Mr. Dawson served in a variety of finance related roles since joining the Company in 2008, most recently as Vice President, Finance from January 2011 to April 2013, Director, Finance from February 2010 to December 2010 and Director, International Finance from February 2009 to January 2010. Prior to joining the Company, Mr. Dawson served as a financial analyst for American Airlines and prior to joining American Airlines, served in a variety of roles for several technology startups. Mr. Dawson began his career as a management consultant at Price Waterhouse. Mr. Dawson holds a BBA in Finance from the University of Texas at Austin and an MBA from Southern Methodist University's Cox School of Business.

        Gary Swidler, age 45, has served as Chief Financial Officer of Match Group since September 2015. Prior to that time, Mr. Swidler was a Managing Director and Head of the Financial Institutions Investment Banking Group at Bank of America Merrill Lynch ("Merrill Lynch") from April 2014 to August 2015. Prior to that time, Mr. Swidler held a variety of positions at Merrill Lynch and its predecessors since 1997, most recently as Managing Director and Head of Specialty Finance from April 2009 to April 2014. Prior to joining Merrill Lynch, Mr. Swidler was an associate at the law firm of Wachtell, Lipton, Rosen & Katz. Mr. Swidler has a BSE from the Wharton School at the University of Pennsylvania and a JD from New York University School of Law.

        Amarnath Thombre, age 42, has served as Chief Strategy Officer of Match Group, where he oversees the Company's strategy, research and analytics functions, since March 2015. Prior to that time, he served in a variety of roles at the Company, most recently as President, Match North America from April 2013 to March 2015 and prior to that time, as Senior Vice President and Vice President, Analytics. Prior to joining the Company in 2008, Mr. Thombre held various management and strategy roles at i2 Technologies, Inc., where he worked closely with multiple consumer businesses in order to drive the company's growth through supply chain innovation. Mr. Thombre holds an undergraduate degree in Engineering from the Indian Institute of Technology in Mumbai and a master's degree in Engineering from the University of Arizona.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        Our executive officers whose compensation is discussed in this compensation discussion and analysis (the "CD&A") and who we refer to as our named executive officers in this CD&A (the "NEOs"):

  •
  Gregory R. Blatt, Chairman and, beginning in 2016, Chief Executive Officer;

  •
  Sam Yagan, Chief Executive Officer through the end of 2015;

  •
  Gary Swidler, Chief Financial Officer beginning September 2015;

  •
  Amarnath Thombre, Chief Strategy Officer; and

  •
  Jeffrey Dawson, Chief Financial Officer through September 2015 and currently Chief Financial Officer, Dating.

Background

        Prior to the completion of the IPO, we were a wholly-owned subsidiary of IAC. During that time, the compensation of Match Group's executive officers was determined by IAC. Because our NEOs were not executive officers of IAC in 2015, their compensation was generally determined by IAC's senior management in accordance with the philosophy adopted by the Compensation and Human Resources Committee of IAC's Board of Directors (the "IAC Committee"). The IAC Committee approved all equity awards and the terms of the employment arrangements for Messrs. Blatt and Swidler, as described below.

        Following the completion of IPO, Match Group's Compensation Committee is comprised of three independent directors who have the responsibility of establishing Match Group's compensation philosophy and programs and determining appropriate payments and awards to its executive officers. Match Group's compensation committee approved 2015 annual bonuses in early 2016 for executive officers and the terms of an employment agreement for Mr. Blatt. The Match Group Compensation Committee (the "Match Group Committee") may evolve components of Match Group's compensation practices and programs described herein over time, and therefore this report is not necessarily indicative of the practices we will follow going forward.

        Neither Match Group nor IAC has an ongoing relationship with any particular compensation consulting firm, though IAC has from time to time retained the services of consultants on specific occasions regarding broad-based IAC compensation programs or with respect to long-term incentives for particular executives. In 2015, the IAC Committee engaged Compensation Advisory Partners LLC ("CAP") to assist the IAC Committee in its consideration of Mr. Blatt's compensation package following the completion of the IPO.

Philosophy and Objectives

        Match Group's executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable Match Group to meet its growth objectives.

        When establishing compensation packages for a given executive, Match Group has followed a flexible approach, and has made decisions based on a host of factors particular to a given executive situation, including its firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors Match Group deems relevant at the time.

        Similarly, Match Group has not followed an arithmetic approach to establishing compensation levels and measuring and rewarding performance, as we believe these often fail to adequately take into account the multiple factors that contribute to success at the individual and business level. In any given period, Match Group may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, Match Group has historically avoided the use of strict formulas in its compensation practices and has relied primarily on a discretionary approach.

Compensation Elements

        Match Group's compensation packages for executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards), and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, Match Group typically reviews the total compensation of each executive, evaluating the executive's total near and long-term compensation in the aggregate. Match Group determines which element or combinations of compensation elements (salary, bonus or equity) can be used most effectively to further its compensation objectives. However, all such decisions are subjective, and made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.

Salary

        General.    Match Group typically negotiates a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within Match Group, the location of a particular executive, salary levels of other executives within Match Group, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which Match Group desires to secure the executive's services.

        Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors which demonstrate an executive's increased value to Match Group.

        2015.    The IAC Committee adjusted the salaries of certain Match Group executives in 2015. Mr. Blatt received a salary increase from $500,000 to $1,000,000, effective January 1, 2016, in connection with his assuming the consolidated role of Match Group Chairman and CEO. Mr. Swidler's salary of $500,000 was established upon his joining Match Group in September. In establishing these salary levels, IAC relied on comparable positions, its general experience recruiting for similar roles and negotiations with these executives. No other executive officer salaries were adjusted during 2015.

Annual Bonuses

        General.    Match Group's bonus program is designed to reward performance on an annual basis and annual bonuses are discretionary. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive's total compensation, the bonus program provides an important incentive tool to achieve Match Group's annual objectives. Match Group generally pays bonuses shortly after year-end following finalization of financial results for the prior year.

        The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year. In determining individual annual bonus amounts, we consider a variety of factors regarding the Company's overall performance, such as growth in profitability or achievement of strategic objectives by the Company, an individual's performance and contribution to the Company, and general bonus expectations previously established between the Company and the executive.

We do not quantify the weight given to any specific element or otherwise follow a formulaic calculation; however, Company performance tends to be the dominant driver of the ultimate bonus amount.

        For 2015 bonuses, we considered a variety of factors, including year-over-year revenue and Adjusted EBITDA growth, levels of cash flow generated from operations, and certain strategic accomplishments, including the successful completion of our IPO, debt financings and the acquisition of PlentyOfFish. Notwithstanding the several significant strategic achievements during the year, Mr. Blatt and Mr. Yagan did not receive 2015 bonuses and 2015 bonuses for the other executive officers were lower than 2014 bonuses primarily reflecting lower than expected year over year profit growth. Mr. Swidler received a bonus of $700,000 pursuant to terms agreed with him upon his joining the company, which include that he would be entitled to discretionary annual cash bonuses with a target of $700,000 per annum (and that he would receive a guaranteed bonus of no less than that amount for 2015).

Long-Term Incentives

        General.    Match Group believes that ownership shapes behavior, and that by providing a meaningful portion of an executive officer's compensation in stock based awards, an executive's incentives are aligned with stockholder interests in a manner that drives better performance over time. The primary long term incentives for our NEOs have been Match Group stock options, although certain Match Group RSU awards and IAC equity awards have also been granted.

        In setting particular award levels, the predominant objectives have been providing the person with effective retention incentives and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors.

        The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, have generally been less relevant in setting annual equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than annual bonuses.

        All equity awards have been approved by either the IAC Committee or the Match Group Committee. In making equity awards, the relevant Committees have taken into account historical practices, their views of market compensation generally, the dilutive impact of equity grants and desired short and long-term dilution levels, an individual's existing equity holdings and their retention and incentive value and other relevant factors.

        Except where otherwise noted, equity awards have been made following year-end after finalization of financial results for the prior year. Committee meetings at which the awards are made are generally scheduled well in advance and without regard to the timing of the release of earnings or other material information.

        February 2015 Awards.    Stock option awards granted prior to February 2015 typically vested 50% after year 2 and 50% after year 3 based on continued service. In early 2015, however, a portion of the stock options granted to our NEOs also required the achievement of specified Adjusted EBITDA performance levels for certain of our individual businesses. Based on the Company's most recent assessment, it now appears likely that the substantial majority of these performance thresholds will not be met and that most of these performance-based options will not vest.

        Late 2015 Awards.    In September 2015, stock options were awarded to certain key leaders at Match Group (including Mr. Dawson and Mr. Thombre) to provide additional incentives in advance of the IPO. Also in September, the IAC Committee awarded stock options and restricted stock units ("Match RSUs") to Mr. Swidler in connection with his joining the Company as Chief Financial Officer, with the number of options and RSUs determined through negotiation. The options awarded in September will vest in four equal installments on the first four anniversaries of the grant date, and have an exercise price equal to the fair market value of a share of the Company's common stock at that time. The Match RSUs will vest in three equal installments on the first three anniversaries of the grant date.

        In November 2015, in connection with the IPO and in light of the near-term assumption by Mr. Blatt of the consolidated role of Chairman and CEO of Match Group, the IAC Committee awarded Mr. Blatt with 3.5 million stock options, as described below. The number of options was determined by the IAC Committee based on a number of factors, including (i) Mr. Blatt's compensation history in his prior roles at IAC; (ii) competitive pay and performance data among peer companies; (ii) the vesting and expiration schedules of Mr. Blatt's then-existing long-term incentive arrangements and (iv) the IAC Committee's desire to retain Mr. Blatt's services for the long term. The per share exercise price of the options was $12.00, the offering price in the IPO. The options will vest in four equal annual installments on the first four anniversaries of the grant date. One-half of the shares covered by the options contain a market condition in addition to a service requirement, and require Match Group's stock to have appreciated by a certain amount before the options can be exercised.

        February 2016 Awards.    As part of the annual year-end compensation review, Mr. Thombre and Mr. Dawson received 225,000 and 150,000 stock options, respectively. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date.

        Future Awards.    All NEOs remain eligible for future equity awards, although it is expected that any awards made over the next two years will be at diminished levels from those received between February 2015 and February 2016.

2016 Employment Agreement for Mr. Blatt

        On April 27, 2016 (the "Effective Date"), the Company and Mr. Blatt entered into a new employment arrangement. The agreement provides for a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one year terms absent written notice from Match Group or Mr. Blatt ninety days prior to the expiration of the then current term. During the term, Mr. Blatt will receive an annual base salary of $1,000,000 and will be eligible for discretionary annual bonuses. In the event Mr. Blatt's employment is involuntarily terminated: (i) he shall be entitled to salary continuation for 12 months, subject to offset for amounts earned from other employment, and (ii) all Match Group equity awards and equity awards issued by any Match Group subsidiary or its parent that are outstanding on the date of termination and that would have vested during the six months following his date of termination, assuming that all such awards vested on a monthly basis, will vest on the termination date. Upon a termination of Mr. Blatt's employment for any reason other than for cause, all vested options shall remain exercisable for 18 months following the termination date. Mr. Blatt will also be subject to customary post-employment restrictive covenants, including a non-compete and a prohibition on soliciting company employees and customers.

Change of Control and Severance

        Match Group believes that providing executives with change of control protection is sometimes important to allowing executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. Accordingly, Match Group equity awards generally provide for some degree of accelerated vesting in the event of a change of control of the company. In certain rare instances, small degrees of salary continuation and vesting acceleration may be provided in the event of certain employment terminations beyond the control of the executive.

Other Compensation

        Under limited circumstances, certain Match Group executive officers have received non-cash and non-equity compensatory benefits. The values of these benefits are reported under the heading "Other Annual Compensation" in this filing pursuant to applicable rules. The executive officers do not participate in any deferred compensation or retirement program other than IAC's 401(k) plan.

Tax Deductibility

        IAC's practice had been to structure Match Group's compensation program in such a manner so that the compensation is deductible by IAC for federal income tax purposes. Match Group intends to structure its compensation policies to qualify as performance-based Section 162(m) of the Internal Revenue Code of 1986, as amended, whenever it is reasonably possible to do so while also meeting our compensation objectives. Nonetheless, from time to time, certain non-deductible compensation may be paid, and the Match Group Board and Committee reserve the authority to award non-deductible compensation to named executive officers in appropriate circumstances.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Match Group's 2015 Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee

Ann L. McDaniel (Chair)
Sonali De Rycker
Pamela S. Seymon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The membership of the Compensation Committee consisted of Mmes. De Rycker, McDaniel and Seymon during 2015. None of them has been an officer or employee of IAC or Match Group at any time during their respective service on the committee.

EXECUTIVE COMPENSATION

Overview

        This Executive Compensation section of this Proxy Statement sets forth certain information regarding total compensation earned by our named executives for the years 2013, 2014 and 2015, as well as Company equity awards made to our named executives in 2015, Company and IAC equity awards held by our named executives on December 31, 2015 and the dollar value realized by our named executives upon the vesting and exercise of Company and IAC equity awards during 2015. Unless otherwise indicated, stock and option awards in the table below are denominated in shares of Match Group.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Gregory R. Blatt	2015	$500,000	—	—		$19,689,991	(4)	$7,950	$20,197,941
Chairman and Chief	2014	$500,000	$500,000	—		$7,398,118	(5)	$295,257	$8,693,375
Executive Officer	2013	$1,000,000	$2,500,000	$4,000,006	(5)	$4,016,742	(6)	$199,398	$11,716,146
(since January 2016)
Gary Swidler	2015	$167,115	$700,000	$1,600,063		$5,335,069		$4,442	$7,866,689
Chief Financial Officer (since September 2015)
Sam Yagan	2015	$750,000	—	—		$3,538,866	(7)	$2,077	$4,290,943
Former Chief Executive Officer	2014	$500,000	$600,000	—		$3,712,192		$7,800	$4,819,992
(through December 2015)	2013	$500,000	$1,100,000	—		—		$7,650	$1,607,650
Amarnath Thombre	2015	$350,000	$250,000	—		$2,036,657	(8)	—	$2,636,657
Chief Strategy Officer	2014	$350,000	$275,000	—		—		$40,248	$665,248
	2013	$330,270	$400,000	—		$676,917		$7,650	$1,414,837
Jeffrey Dawson	2015	$275,000	$150,000	—		$1,132,381	(9)	$7,550	$1,564,931
Chief Financial Officer,	2014	$250,000	$175,000	—		$376,599		14,754	$816,353
Dating	2013	$226,923	225,000	—		—		6,807	$458,730

(1)
Reflects the dollar value of RSU awards, calculated by multiplying the number of RSUs awarded by the fair market value per share on the grant date of: (i) IAC common stock in the case of RSUs awarded to Mr. Blatt and (ii) Match Group common stock in the case of RSUs awarded to Mr. Swidler.

(2)
These amounts represent the grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Stock options with vesting tied solely to continued service (the "Standard Awards") were valued using the Black-Scholes option pricing model.

  Stock options with vesting tied to continued service and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal years ended December 31, 2015 and/or 2016 (the "Performance Awards") were valued using the Black-Scholes option pricing model, and the grant date fair value of such awards in the table above reflects the grant date fair value of the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date.

  Stock options with vesting tied to continued service and the satisfaction of certain conditions related to the performance of the Company's stock price (the "Market Award") were valued using a lattice model that incorporates a Monte Carlo simulation of the Company's stock price.

  Except where otherwise noted, all stock option award granted were Standard Awards. For additional details regarding stock option awards granted in 2015, see the Grants of Plan-Based Awards in 2015 table on page 31 and for the assumptions used to calculate the grant date fair values for such awards, see footnotes 5 and 9 thereto.

(3)
Reflects 401(k) matching contributions made by the Company for all named executives and, for Mr. Blatt in 2013 and 2014, also reflects cash amounts paid to Mr. Blatt upon the vesting of IAC RSUs in those years for dividends credited to unvested RSUs.

(4)
Reflects: (i) a February 11, 2015 grant of a Standard Award with a grant date fair value of $4,284,336 and a Performance Award with a grant date fair value of $2,420,655 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $4,284,333); and (ii) a November 18, 2015 grant of a Standard Award with a grant date fair value of $5,670,000 and a Market Award with a grant date fair value of $7,315,000.

Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award granted in February 2015 will ultimately vest than was assumed in valuing the award at the time of grant. The November 2015 awards were made in connection with the assumption by Mr. Blatt of his role as Chief Executive Officer of the Company and were granted in lieu of any awards that may have otherwise been granted to Mr. Blatt in 2016. The difference in required valuation methodologies for the two November awards, as described in footnote (2) above, resulted in a higher valuation for the Market Award than the Standard Award, even though these awards have identical terms, except for certain limitations on exercisability set forth in the terms of the Market Award. These limitations on exercisability, under certain Company stock price assumptions, make the Market Award less economically valuable than the Standard Award.

(5)
Mr. Blatt was appointed as Chairman of The Match Group, an operating division of IAC, in December 2013. In connection with this new role, in January 2014, an aggregate of 352,037 IAC stock options granted to Mr. Blatt in May 2013 were canceled and replaced with Match Group stock options and stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn. The amount in the table reflects the incremental expense associated with this modification.

(6)
Represents the grant date fair value of equity awards denominated in shares of IAC common stock made to Mr. Blatt in his capacity as Chief Executive Officer of IAC, some of which were cancelled in 2014 (as described in footnote (5) above).

(7)
Consists of: (i) a Standard Award valued at $2,570,601 and (ii) and a Performance Award with a grant date fair value of $968,265 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $1,713,731). Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award will ultimately vest than what was assumed in valuing the award at the time of grant.

(8)
Reflects: (i) a February 11, 2015 grant of a Standard Awards with a grant date fair value of $657,931 and a Performance Award with a grant date fair value of $262,084 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $433,520); and (ii) a September 17, 2015 grant of a Standard Award with a grant date fair value of $1,116,642. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award will ultimately vest than what was assumed in valuing the award at the time of grant.

(9)
Reflects: (i) a February 11, 2015 grant of a Standard Awards with a grant date fair value of $346,818 and a Performance Award with a grant date fair value of $165,206 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $303,464); and (ii) a September 17, 2015 grant of a Standard Award with a grant date fair value of $620,357. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award will ultimately vest than what was assumed in valuing the award at the time of grant.

Grants of Plan-Based Awards in 2015

        The table below provides information regarding all Match Group stock options and RSUs granted to our named executives in 2015.

							All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)				Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Gregory R. Blatt	2/11/15	—	—	—	—		1,445,750	(4)	$13.97	$4,284,336	(5)
	2/11/15	0	816,851	1,445,749	—		—		$13.97	$2,420,655	(6)
	11/18/15	—	—	—	—		1,750,000	(7)	$12.00	$5,670,000	(5)
	11/18/15	—	—	—	—		1,750,000	(8)	$12.00	$7,315,000	(9)
Gary Swidler	9/17/15	—	—	—	—		1,243,345	(7)	$15.44	$5,335,069	(5)
	9/17/15	—	—	—	103,631	(10)	—		—	$1,600,063	(11)
Sam Yagan	2/11/15	—	—	—	—		867,450	(4)	$13.97	$2,570,601	(5)
	2/11/15	0	326,741	578,299	—		—		$13.97	$968,265	(6)
Amarnath Thombre	2/11/15	—	—	—	—		216,862	(12)	$13.97	$657,931	(5)
	2/11/15	0	87,402	144,574	—		—		$13.97	$262,084	(6)
	9/17/15	—	—	—	—		260,235	(13)	$15.44	$1,116,642	(5)
Jeffrey Dawson	2/11/15	—	—	—	—		115,660	(14)	$13.97	$346,818	(5)
	2/11/15	0	55,094	101,202	—		—		$13.97	$165,206	(6)
	9/17/15	—	—	—	—		144,575	(13)	$15.44	$620,357	(5)

(1)
As discussed in footnote (2) to the Summary Compensation Table, in February 2015, Messrs. Blatt, Yagan, Thombre and Dawson were granted Performance Awards, which are reflected in this table as Estimated Future Payouts Under Equity Incentive Plan Awards in accordance with applicable SEC rules. Given that the number of Performance Award that will ultimately vest (if any) is performance driven, 100% of these awards are at risk.

  In the case of Messrs. Blatt and Yagan, these Performance Awards vest in two equal installments on the second and third anniversaries of the grant date, subject to continued employment (with one third of the continued service condition being satisfied on each of the first, second and third anniversaries of the grant date), and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal years ended December 31, 2015 and/or 2016, with the number of stock options so vesting (if any) tied to the applicable levels of EBITDA ultimately achieved.

  In the case of Messrs. Thombre and Dawson, these Performance Awards vest in two equal installments on the second and third anniversaries of the grant date, subject to continued employment, and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal years ended December 31, 2015 and/or 2016, with the number of stock options so vesting (if any) tied to the applicable levels of EBITDA ultimately achieved.

  The number of Performance Awards that appears in the "Threshold" column is zero because the terms of the Performance Awards provide that if the minimum levels of specified EBITDA are not met, then no Performance Awards will vest.

  The number of Performance Awards that appears in the "Target" column represents the number of Performance Awards that were considered probable of vesting on the grant date. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of these Performance Awards will ultimately vest than what was assumed in valuing these awards at the time of grant.

  The number of Performance Awards that appears in the "Maximum" column reflects the maximum number of Performance Awards that would vest if the highest level of performance condition is achieved.

(2)
For information on the treatment of Match Group stock options and RSUs upon a termination of employment (including certain terminations during specified periods following a change in control of Match Group and/or IAC), see the discussion under Estimated Potential Payments Upon Termination or Change in Control of Match Group beginning on page 35.

(3)
The exercise price is equal to the fair market value per share of Match Group common stock on the grant date, as adjusted in connection with the IPO in the case of awards granted prior to the completion of the IPO.

(4)
These stock options vested/vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment.

(5)
Represents the grant date fair value of stock option awards (Standard Awards and Performance Awards) determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on the historical volatility of IAC common stock), risk-free interest rates (based on U.S. Treasury yields for notes with terms comparable to those of the stock options), expected term (prior to the completion of the IPO, based on the midpoint of the first and last windows for exercise, and following the completion of the IPO, the historical exercise pattern of IAC's employees for comparable awards (a ten year contractual life with vesting in four equal installments because the Company does not have sufficient data to estimate an expected term for these awards) and no dividends.

  The assumptions used to calculate the amounts in the table above for stock option awards granted to Messrs. Blatt and Yagan in February 2015 are as follows: expected volatility (27.10%), risk-free interest rate (1.12%) and expected term (3.38 years). The assumptions used to calculate the amounts in the table above for 144,575 stock option awards granted to Mr. Thombre in February 2015 and all stock option awards granted to Mr. Dawson in February 2015 are as follows: expected volatility (27.02%), risk-free interest rate (1.14%) and expected term (3.47 years). The assumptions used to calculate the amounts in the table above for 72,287 stock option awards granted to Mr. Thombre in February 2015 are as follows: expected volatility (26.80%), risk-free interest rate (1.22%) and expected term (3.72 years). The assumptions used to calculate the amounts in the table above for the stock option awards granted to Messrs. Swidler, Thombre and Dawson in September 2015 are as follows: expected volatility (29.09%), risk-free interest rate (1.48%) and expected term (4.83 years). The assumptions used to calculate the amounts in the table above for the stock option award granted to Mr. Blatt in November 2015 are as follows: expected volatility (27.58%), risk-free interest rate (1.68%) and expected term (4.83 years).

(6)
Represents the grant date fair value of Performance Awards using the Black-Scholes option pricing model that were considered probable of vesting on the grant date. For the Black-Scholes assumptions used, see footnote (4) above. The grant date fair value of Performance Awards granted to Messrs. Blatt, Yagan, Thombre and Dawson, assuming the highest level of performance condition is achieved and the maximum number of Performance Awards is earned, is $4,284,333, $1,713,731, $433,520 and $303,464, respectively. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of these Performance Awards will ultimately vest than what was assumed in valuing these awards at the time of grant.

(7)
These stock options vest in four equal installments on the first four anniversaries of the applicable grant date, subject to continued employment.

(8)
These stock options vest in four equal installments on the first four anniversaries of the grant date, subject to continued employment, and become exercisable if the closing price per share of the Company's common stock during any 20 consecutive trading day period equals or exceeds $15.96 (a 33% increase to the closing price of the Company's common stock on the grant date).

(9)
Reflects the grant date fair value of the Market Award granted to Mr. Blatt using a lattice model that incorporates a Monte Carlo simulation of Match Group's stock price. The assumptions used to calculate the amount in the table above for this award are as follows: expected volatility (27.0%), risk-free interest rate (2.3%), and no dividends. The expected term (3 years) of the Market Award is derived from the output of the option valuation model.

The generally accepted method for valuing the Market Award (a lattice model that incorporates a Monte Carlo simulation of the Company's stock price) differs from the method for valuing the Standard Award granted to Mr. Blatt on the same date (see table and footnote (4) above) with vesting tied solely to continued service (the Black-Scholes option pricing model). The difference in required valuation methodologies for the two November awards, as described in footnote (2) above, resulted in a higher valuation for the Market Award than the Standard Award, even though these awards, but for the limitation on exercisability tied to the Company's stock price that applies to the Market Award, have identical terms. If the stock price condition applicable to the Market Award is not satisfied, this limitation on exercisability may render the Market Award valueless in circumstances where the Standard Award may have value to the holder; if the stock price condition related to the Market Award is satisfied, the Standard Award and the Market Award would otherwise provide the holder with equal opportunities to realize value. As such, the disparate valuations for the November 2015 awards derived by the methodologies described above may not be reflective of the economic value of the awards to the holder.

(10)
These RSUs vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment.

(11)
Reflects the dollar value of RSU awards, calculated by multiplying the number of RSUs awards by the fair market value per share (as defined in the applicable stock and annual incentive plan) of Match Group common stock on the grant date. The number of RSU awards reflects adjustments made in connection with the IPO.

(12)
144,575 of these stock options vest in two equal installments on the second and third anniversaries of the grant date and 72,287 of these stock options vest in one lump sum installment on the third anniversary of the grant date, in each case, subject to continued employment.

(13)
These stock options vest in four equal installments on December 31, 2016, 2017, 2018 and 2019, subject to continued employment.

(14)
These stock options vest in two equal installments on the second and third anniversaries of the grant date, subject to continued employment.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The table below provides information regarding Match Group stock options and RSUs, and IAC stock options and RSUs, as applicable, held by our named executives on December 31, 2015. The market values of the Match Group and IAC RSU awards are based on the closing prices of Match Group common stock ($13.55) and IAC common stock ($60.05) on December 31, 2015, respectively.

	Option Awards(1)					Stock Awards(1)
Name	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2)		Market value of shares or units of stock that have not vested ($)(2)
	(Exercisable)	(Unexercisable)
Gregory R. Blatt(3)
Match Group options	925,280	—		$4.11	2/16/20	—		—
Match Group options	2,786,133	1,393,067	(4)	$11.06	5/2/23	—		—
Match Group options	—	1,445,750	(5)	$13.97	2/11/25	—		—
Match Group options	—	1,445,749	(5)	$13.97	2/11/25	—		—
Match Group options	—	1,750,000	(5)	$12.00	11/18/25	—		—
Match Group options	—	1,750,000	(5)	$12.00	11/18/25	—		—
IAC RSUs	—	—		—	—	42,499		$2,552,065
Gary Swidler
Match Group options	—	1,243,345	(5)	$15.44	9/17/25	—		—
Match Group RSUs	—	—		—	—	103,631	(5)	$1,404,200
Sam Yagan
Match Group options	1,705,985	—		$6.99	6/8/18	—		—
Match Group options	1,514,567	—		$8.20	12/31/19	—		—
Match Group options	748,175	748,176	(6)	$11.06	2/11/24	—		—
Match Group options	—	867,450	(5)	$13.97	2/11/25	—		—
Match Group options	—	578,299	(5)	$13.97	2/11/25	—		—
IAC options	50,000	—		$35.62	6/8/21	—		—
IAC options	37,500	12,500	(7)	$60.00	2/2/22	—		—
IAC options	37,500	12,500	(8)	$49.18	10/3/22	—		—
Amarnath Thombre
Match Group options	447,459	—		$8.20	12/31/19	—		—
Match Group options	—	212,236	(9)	$8.25	5/2/20	—		—
Match Group options	—	216,862	(5)	$13.97	2/11/25	—		—
Match Group options	—	144,574	(5)	$13.97	2/11/25	—		—
Match Group options	—	260,235	(5)	$15.44	9/17/25	—		—
IAC options	—	7,000	(10)	$45.98	12/17/22	—		—
Jeff Dawson
Match Group options	151,514	—		$8.20	12/31/19	—		—
Match Group options	75,901	75,902	(6)	$11.06	2/11/24	—		—
Match Group options	—	115,660	(5)	$13.97	2/11/25	—		—
Match Group options	—	101,202	(5)	$13.97	2/11/25	—		—
Match Group options	—	144,575	(5)	$15.44	9/17/25	—		—

(1)
For information on the treatment of Match Group stock options and RSUs upon a termination of employment (including certain terminations during specified periods following a change in control of Match Group and/or IAC), see the discussion under Estimated Potential Payments Upon Termination or Change in Control of Match Group beginning on page 35.

(2)
All RSUs held by Mr. Blatt will vest on May 3, 2016, subject to continued employment, and the 103,631 RSUs held by Mr. Swidler will vest in three equal installments on September 17, 2016, 2017 and 2018, subject to continued employment.

(3)
In January 2014, in connection with Mr. Blatt's employment arrangement for his role as Chairman of The Match Group, an aggregate of 352,037 IAC stock options granted to Mr. Blatt in May 2013 were canceled and replaced with a combination of Match Group stock options and stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn, all of which have exercise prices equal to the fair market value per share of the relevant entity on the grant date and expire on May 2, 2023. The table above excludes all Tutor and DailyBurn stock appreciation rights, which vested/vest as follows: one-third of each of these awards vested on each of December 18, 2014 and 2015, and the remaining awards will vest on December 18, 2016, subject to continued employment.

(4)
The remaining installment of these stock options vests on December 18, 2016.

(5)
See Grants of Plan-Based Awards in 2015 for vesting details for these awards.

(6)
These stock options vest on December 31, 2016.

(7)
These stock options vested on February 2, 2016.

(8)
These stock options vest on October 3, 2016.

(9)
These stock options vest on May 2, 2016.

(10)
These stock options vest on December 17, 2016.

2015 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of IAC and Match Group stock options or vesting of IAC RSUs in 2015 and the related value realized, excluding the effect of any applicable taxes.

Name	Number of Shares Acquired Upon Exercise (#)		Value Realized Upon Exercise ($)(1)		Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)(3)
Gregory R. Blatt	—		—		42,499	$3,045,903
Gary Swidler	—		—		—	—
Sam Yagan	—		—		—	—
Amarnath Thombre
Match Group options	398,883	(4)	$2,515,665	(4)	—	—
IAC options	7,000		$155,828		—	—
Jeff Dawson	—		—		—	—

(1)
Represents the difference between the exercise price of the applicable stock options and the fair market value per share (as defined in the applicable stock and annual incentive plan) of Match Group or IAC common stock, as applicable, at the time of exercise, multiplied by the number of stock options exercised. In the case of Match Group options, the share number and exercise price reflect adjustments made in connection with the completion of the IPO in November 2015.

(2)
Represents shares of IAC common stock acquired upon the vesting of IAC RSUs.

(3)
Represents the closing price of IAC common stock on the vesting date, multiplied by the number of IAC RSUs so vesting.

(4)
No shares of Match Group were issued in connection with Mr. Thombre's exercise of these stock options in March 2015. Instead, a number of shares of IAC common stock with a value equal to $2,515,665, net of all amounts withheld to cover the exercise price and taxes due in connection with the exercise, were issued to Mr. Thombre at settlement.

Estimated Potential Payments Upon Termination or Change in Control of Match Group

        None of Messrs. Blatt, Swidler, Yagan, Thombre or Dawson was a party to an employment agreement on December 31, 2015 that would have entitled him to continued salary payments and/or the acceleration of the vesting of Match Group, IAC and/or other equity awards upon any termination of employment on December 31, 2015. The 2015 Plan entitles our named executives to the acceleration of the vesting of Match Group equity awards upon certain terminations of employment following a change in control of Match Group. In the case of Messrs. Blatt and Swidler, certain equity award agreements entitle these named executives to the acceleration of the vesting of certain Match Group equity awards upon certain terminations of employment and, in the case of Mr. Blatt only, a change in control of Match Group and IAC. No agreement with any named executive or omnibus stock and incentive plan was in place on December 31, 2015 that entitled our named executives to the acceleration of the vesting of IAC equity awards upon any termination of employment or change in control of Match Group or IAC.

        Pursuant to the equity award agreements governing certain of Mr. Blatt's Match Group stock options and all of his stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn:

  •
  upon a termination without cause or due to death or disability or resignation for good reason (an "Involuntary Termination") on December 31, 2015, Mr. Blatt would have been entitled to:

  •
  the partial vesting of outstanding and unvested awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested awards through June 30, 2017; and

  •
  upon a change in control of the issuers of such awards or a change in control of IAC at a time during which the issuers of the awards are controlled subsidiaries of IAC, in each case, on December 31, 2015, Mr. Blatt would have been entitled to the acceleration of all then outstanding and unvested awards.

        Accordingly, in the case of Mr. Blatt, upon an Involuntary Termination and upon a change in control of Match Group or IAC, in each case, on December 31, 2015, the vesting of 1,393,067 Match Group stock options and all of his unvested stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn would have been accelerated. And if such acceleration was due to an Involuntary Termination, such accelerated awards would have remained outstanding and exercisable through June 30, 2017.

        In the case of Mr. Swidler, pursuant to the equity award agreements governing all of his outstanding Match Group stock options and RSUs, upon an Involuntary Termination on December 31, 2015, Mr. Swidler would have been entitled to the partial vesting of outstanding and unvested awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment. Accordingly, in the case of Mr. Swidler, upon an Involuntary Termination on December 31, 2015, the vesting of 310,836 Match Group stock options and 34,544 Match Group RSUs would have been accelerated.

        No payments would have been required to have been made to any of Messrs. Yagan, Thombre and Dawson pursuant to any agreement between the Company and these named executives upon an Involuntary Termination on December 31, 2015. No payments would have been required to have been made to Messrs. Swidler, Yagan, Thombre and Dawson pursuant to any agreement between the Company and these named executives upon a change in control of Match Group on December 31, 2015. Lastly, upon a termination without cause or resignation for good reason following a change in control of Match Group on December 31, 2015, in accordance with the 2015 Plan, the vesting of all then outstanding and unvested Match Group stock options and/or Match Group RSUs, as applicable, held by Messrs. Blatt, Swidler, Yagan and Thombre and Dawson would have been accelerated.

        Certain amounts that would become payable to our named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2015, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the number of Match Group stock options and Match Group RSUs outstanding on December 31, 2015 and the closing price of Match Group common stock ($13.55) on December 31, 2015. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to named executives.

Name and Benefit	Involuntary Termination		Involuntary Termination During the Two Year Period Following a Change in Control of Match Group
Gregory R. Blatt(1)
Market Value of Match Group stock options that would vest(2)	$3,468,737	(3)	$6,181,237	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	$3,468,737		$6,181,237

Gary Swidler
Market Value of Match Group stock options that would vest	—		—
Market Value of Match Group RSUs that would vest(5)	$468,058	(3)	$1,404,200	(4)

Total Estimated Incremental Value	$468,058		$1,404,200

Sam Yagan(6)
Market Value of Match Group stock options that would vest(2)	—		$1,862,958	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	—		$1,862,958

Amarnath Thombre
Market Value of Match Group stock options that would vest(2)	—		$1,124,851	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	—		$1,124,851

Jeffrey Dawson
Market Value of Match Group stock options that would vest(2)	—		$188,996	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	—		$188,996

(1)
Excludes estimated values for stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn held by Mr. Blatt that would be accelerated upon a termination of employment or a change in control.

(2)
Represents the difference between the closing price of Match Group common stock ($13.55) on December 31, 2015 and the exercise prices of all in-the-money stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of stock options accelerated.

(3)
Represents the value of stock options or RSUs, as applicable, that would have otherwise vested upon an Involuntary Termination during the 12-month period following termination pursuant to the terms of these awards.

(4)
Represents the value of stock options or RSUs, as applicable, that would have vested upon an Involuntary Termination following a change in control of Match Group (and, in the case of Mr. Blatt only, upon a change of control of Match Group and/or IAC) on December 31, 2015 in accordance with the terms of these awards and the 2015 Plan.

(5)
Represents the closing price of Match Group common stock ($13.55) on December 31, 2015, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event.

(6)
Following the termination of Mr. Yagan's service as the Company's Chief Executive Officer on December 31, 2015, effective January 1, 2016 (the "Effective Date"), the Company entered into an advisory agreement with Mr. Yagan to retain his services as advisor to, and Vice Chairman (in a non-executive capacity) of, the Company and its subsidiaries. Pursuant to this agreement: (i) Mr. Yagan receives an annual advisory fee in the amount of $750,000, payable in bi-weekly installments over twelve (12) months, subject to offset for amounts earned from other employment, and (ii) (A) the vesting of certain of his Company stock options (493,796 stock options with an exercise price of $11.06, 407,701 stock options with an exercise price of $13.97 and 271,801 stock options with an exercise price of $13.97, subject to the satisfaction of certain performance related conditions) was accelerated as of the Effective Date, and (B) all vested Company stock options held by Mr. Yagan on the Effective Date remain outstanding and exercisable for so long as Mr. Yagan continues to serve as a member of the Board of Directors of Match Group, but in no event later than December 31, 2016.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table summarizes information, as of December 31, 2015, regarding Match Group equity compensation plans pursuant to which grants of Match Group stock options, Match Group RSUs or other rights to acquire shares of Match Group common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	35,321,568	(3)	$12.08	14,311,793	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	35,321,568	(3)	$12.08	14,311,793	(4)

(1)
Information excludes shares that have been reserved and may be issuable upon the settlement of Subsidiary Equity Awards (without giving effect to the withholding of shares to cover taxes due), based on the estimated values of such awards as of December 31, 2015. For a description of these awards, see Note 12 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2015, which is incorporated herein by reference.

Following the completion of the IPO in November 2015, Subsidiary Equity Awards are settleable, at IAC's election, in shares of IAC common stock or Match Group common stock. To the extent that shares of IAC common stock are issued in settlement of these awards, Match Group will reimburse IAC for the cost of those shares by issuing IAC additional shares of Match Group common stock.

The number of shares ultimately needed to settle Subsidiary Equity Awards can vary over time as a result of both movements in our stock price and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries at various points in time.

(2)
Consists of the 2015 Plan, a copy of which is attached as Appendix C to the Proxy Statement, For a summary of the principal features of the 2015 Plan, see Proposal 2—Approval of the 2015 Stock and Annual Incentive Plan—Summary of Terms of the 2015 Plan.

(3)
Includes an aggregate of: (i) up to 489,488 shares issuable upon the vesting of Match Group RSUs and (ii) 34,832,080 shares issuable upon the exercise of outstanding Match Group stock options in each case, as of December 31, 2015. The number in (ii) includes Prior Plan Awards, as well as performance-based stock stock options and reflects the maximum number of stock options that would vest if the highest level of performance condition is achieved. Based on the Company's most recent assessment of the conditions associated with these performance options, it is believed that a significantly smaller percentage of these stock options will ultimately vest than what was assumed in valuing these awards at the time of grant.

(4)
Reflects shares that remain available for future issuance under the 2015 Plan.

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements.    The Board has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non- employee directors and to encourage ownership of Company stock to further align the interests of our directors with those of our stockholders. Arrangements in effect from and after the completion of our IPO provide that: (i) each member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation Committees receive an additional annual chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provide that each non-employee director receive a grant of Match Group RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of Match Group's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of Board service and (iii) full acceleration of vesting upon a change in control of IAC. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Match Group Board and Board committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) Match Group or IAC.

        2015 Non-Employee Director Compensation.    The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2015 and (ii) the grant date fair value of Match Group RSU awards granted in 2015.

Name	Fees Earned and Paid in Cash ($)(1)	Stock Awards($)(2)	Total($)
Sonali De Rycker.	$9,167	$249,990	$259,157
Ann L .McDaniel	$9,167	$249,986	$259,153
Thomas J. McInerney	$10,000	$249,990	$259,990
Pamela S. Seymon	$10,834	$249,990	$260,824
Alan G. Spoon	$13,334	$249,990	$263,324

(1)
Reflects prorated payment for partial service during the fourth quarter of 2015.

(2)
Amounts presented represent the grant date fair value of these Match Group RSU awards, which was calculated using the closing price of Match Group common stock on the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 27, 2016, information relating to the beneficial ownership of Match Group common stock and Class B common stock by: (1) each person known by Match Group to own beneficially more than 5% of the outstanding shares of Match Group common stock and Class B common stock, (2) each director nominee (all of which are incumbent directors), (3) each named executive and (4) all current directors and named executives of Match Group as a group. As of April 27, 2016, there were 38,969,933 and 209,919,402 shares of Match Group common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at Match Group's corporate headquarters located at 8300 Douglas Avenue, Suite 800, Dallas, Texas 75225. For each listed person, the number of shares of Match Group common stock and percent of such class listed assumes the conversion or exercise of any Match Group equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any Match Group stock options and/or Match Group RSUs that will vest, within 60 days of April 27, 2016, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of Match Group Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of Match Group common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of Match Group common stock and ten votes for each share of Match Group Class B common stock.

	Match Group Common Stock			Match Group Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
IAC/InterActiveCorp. 555 West 18th Street New York, NY 10011	210,460,824	(1)	84.6%	209,919,402	100%	98.2%
Goldman Sachs Asset Management, L.P. et al. 200 West Street New York, NY 10282	6,076,483	(2)	15.6%	—	—	*
J.P. Morgan Chase & Co. 270 Park Avenue New York, NY 10017	3,766,593	(3)	9.7%	—	—	*
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	6,426,280	(4)	16.5%	—	—	*
Gregory R. Blatt	4,193,329	(5)	9.7%	—	—	*
Jeffrey Dawson	227,415	(6)	*	—	—	*
Sonali De Rycker	—		—	—	—	—
Joseph Levin	50,000	(7)	*	—	—	*
Ann L. McDaniel	—		—	—	—	—
Thomas J. McInerney	150,000	(7)	*	—	—	*
Pamela S. Seymon	10,000	(7)	*	—	—	*
Alan G. Spoon	7,500	(7)	*	—	—	*
Mark Stein	25,000	(7)	*	—	—	*
Gary Swidler	4,000	(7)	*	—	—	*
Amarnath Thombre	659,695	(8)	1.7%	—	—	*
Gregg Winiarski	20,000	(7)	*	—	—	*
Sam Yagan	4,257,877	(9)	9.8%	—	—	*
All current named executives and directors as a group (13 persons)	9,604,816		19.9%	—	—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Consists of: (i) 209,919,402 shares of Match Group Class B common stock (which are convertible on a one-for-one basis into shares of Match Group common stock) and (ii) 541,422 shares of Match Group common stock, all of which are held directly by IAC.

(2)
Based upon information regarding Match Group holdings reported by way of Amendment No. 1 to a Schedule 13G filed by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC ("Goldman Sachs") with the SEC on March 10, 2016. Goldman Sachs beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser. Goldman Sachs has shared voting power and shared dispositive power over 5,960,759 and 6,076,483 shares of Match Group common stock, respectively, listed in the table above.

(3)
Based upon information regarding Match Group holdings reported by way of a Schedule 13G filed by J.P. Morgan Chase & Co. ("J.P. Morgan") with the SEC on February 4, 2016. J.P. Morgan beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser and investment manager. J.P. Morgan has sole voting power and sole dispositive power over 3,649,600 and 3,766,593 shares of Match Group common stock, respectively, listed in the table above.

(4)
Based upon information regarding Match Group holdings reported by way of Amendment No. 1 to a Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe Price") with the SEC on February 16, 2016. T. Rowe Price beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. T. Rowe Price has sole voting power and sole dispositive power over 1,613,550 and 6,426,280 shares of Match Group common stock, respectively, listed in the table above.

(5)
Consists of vested options to purchase 4,193,329 shares of Match Group common stock held directly by Mr. Blatt.

(6)
Consists of vested options to purchase 227,415 shares of Match Group common stock held directly by Mr. Dawson.

(7)
Consists of shares of Match Group common stock held directly by the individual.

(8)
Consists of (i) vested options to purchase 447,459 shares of Match Group common stock held directly by Mr. Thombre and (ii) options to purchase 212,236 shares of Match Group common stock vesting in the next 60 days, subject to continued service.

(9)
Consists of vested options to purchase 5,142,025 shares of Match Group common stock held directly by Mr. Yagan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2015, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of "transaction" set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with Match Group and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Match Group and/or the related person and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders

        In connection with IPO, we entered into the following agreements relating to our relationship with IAC after the IPO: a master transaction agreement, an investor rights agreement, a tax sharing agreement, a services agreement and an employee matters agreement. In the ordinary course of business, we also entered into certain leases with IAC.

        Master Transaction Agreement.    The master transaction agreement sets forth the agreements between us and IAC regarding the principal transactions necessary to separate our business from IAC, as well as govern certain aspects of our relationship with IAC after the completion of the IPO. Under the master transaction agreement, we agreed to assume all of the assets and liabilities related to our business and agreed to indemnify IAC against any losses arising out of any breach by us of the master transaction agreement or the other transaction related agreements described below. IAC also agreed to indemnify us against losses arising out of any breach by IAC of the master transaction agreement or any of the other transaction related agreements.

        Investor Rights Agreement.    Under the investor rights agreement, we agreed to provide IAC with: (i) specified registration and other rights relating to its shares of our common stock and (ii) anti-dilution rights.

        Tax Sharing Agreement.    The tax sharing agreement governs our and IAC's rights, responsibilities, and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state, local and foreign income taxes. Under the tax sharing agreement, we are generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or one of its subsidiaries that includes us or any of our subsidiaries to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement, and (ii) all taxes imposed with respect to any of our subsidiaries' consolidated, combined, unitary or separate tax returns.

        Services Agreement.    The services agreement governs services that IAC agreed to provide following the IPO, including, among others: (i) assistance with certain legal, finance, internal audit, treasury, information technology support, insurance and tax affairs, including assistance with certain public company reporting obligations; (ii) payroll processing services; (iii) tax compliance services; and (iv) such other services as to which we and IAC may agree. For the period from the date of the completion of the IPO through December 31, 2015, we were billed $0.7 million by IAC for services rendered pursuant to the services agreement, which amount was paid in full on December 31, 2015. In addition, under the services agreement, we agreed to provide IAC with certain informational technology services and such other services as to which we and IAC may agree, for which no amounts were paid in 2015. The services agreement will continue for one year from the date of the IPO, with automatic renewal, subject to IAC's continued ownership of a majority of the combined voting power of our voting stock.

        Employee Matters Agreement.    The employee matters agreement covers a wide range of compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. Under the employee matters agreement, our employees will continue to participate in IAC's U.S. health and welfare plans, 401(k) plan and flexible benefits plan and we will reimburse IAC for the costs of such participation. We reimbursed IAC for costs related to such participation in 2015 in the amount of approximately $872,000. In the event IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of our Board of Directors, we will no longer participate in IAC's employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.

        The employee matters agreement also provides that we will reimburse IAC for the cost of any IAC equity awards held by Match Group's employees and former employees and that IAC may elect to receive payment either in cash or shares of our common stock. With respect to equity awards in certain of our subsidiaries, IAC may require those awards to be settled in either shares of IAC common stock or in shares of the our common stock and, to the extent shares of IAC common stock are issued in settlement, we will reimburse IAC for the cost of those shares by issuing additional shares of our common stock to IAC.

        Leases.    We have entered into certain arrangements with IAC in the ordinary course of business for: (i) the leasing of office space for certain of our businesses at properties owned by IAC, for which we paid IAC approximately $1.7 million in the year ended December 31, 2015 and (ii) the subleasing of space in a data center from an IAC subsidiary, for which we paid such IAC subsidiary approximately $1.2 million in the year ended December 31, 2015.

        IAC Subordinated Loan Facility.    Prior to the completion of the IPO, we entered into an uncommitted subordinated loan facility with IAC (the "IAC Subordinated Loan Facility"), pursuant to which we may make one or more requests to IAC to borrow funds from it. If IAC agrees to fulfill any such borrowing request, the related indebtedness will be incurred in accordance with the terms of the IAC Subordinated Loan Facility. Any indebtedness outstanding under the IAC Subordinated Loan Facility will be by its terms subordinated in right of payment to any obligations under our amended and restated credit agreement and our Senior Notes, and will bear interest at the applicable rate set forth in the pricing grid in our amended and restated credit agreement, which rate is based on our consolidated net leverage ratio at the time of borrowing, plus an additional amount to be agreed upon. The IAC Subordinated Loan Facility has a scheduled final maturity date of no earlier than 90 days after the maturity date of our amended and restated credit agreement or the latest maturity date in respect of any class of term loans outstanding under such agreement. At December 31, 2015, there was no indebtedness outstanding under the IAC Subordinated Loan Facility.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, Match Group, Inc., 8300 Douglas Avenue, Suite 800, Dallas, Texas 75225, Match Group will provide without charge to each person solicited a printed copy of Match Group's 2015 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.matchgroupinc.com. Match Group will furnish requesting stockholders with any exhibit to its 2015 Annual Report on Form 10-K upon payment of a reasonable fee.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2017 ANNUAL MEETING

        Eligible stockholders who intend to have a proposal considered for inclusion in Match Group's proxy materials for presentation at the 2017 Annual Meeting of Stockholders must submit the proposal to Match Group at its corporate headquarters no later than January 11, 2017, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal at the 2017 Annual Meeting of Stockholders without inclusion of the proposal in Match Group's proxy materials are required to provide notice of such proposal to Match Group no later than March 27, 2017. Match Group reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

 HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as "householding," reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one copy of the Notice or one set of our printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

        Once you have received notice that your broker or Match Group will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice and/or set of our printed proxy materials by sending a written request to Investor Relations, Match Group, Inc., 8300 Douglas Avenue, Suite 800, Dallas, Texas 75225, or by sending an e-mail to IR@match.com. Upon request, Match Group undertakes to deliver such materials promptly.

        If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice and/ or set of our printed proxy materials or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice and/or set of our printed proxy materials, please notify your broker if you hold your shares in street name or Match Group if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, Match Group, Inc., 8300 Douglas Avenue, Suite 800, Dallas, Texas 75225, or by sending an e-mail to IR@match.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 22, 2016.

        The Proxy Statement and the 2015 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on May 11, 2016.

New York, New York
May 11, 2016

Appendix A

AUDIT COMMITTEE CHARTER
MATCH GROUP, INC.

PURPOSE

        The Audit Committee is appointed by the Board of Directors of Match Group, Inc. (the "Company") (the "Board") to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company's internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the "independent accounting firm"), (4) the performance of the Company's internal audit function and independent accounting firm, (5) the Company's risk assessment and risk management policies as they relate to financial and other risk exposures, and (6) the compliance by the Company with legal and regulatory requirements.

        In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors and management of the Company.

COMMITTEE MEMBERSHIP

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the marketplace rules of the NASDAQ stock market (the "Marketplace Rules") and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the Marketplace Rules and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.

MEETINGS

        The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

  1.
  Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  2.
  Review and discuss with management and the independent accounting firm the Company's earnings press releases and the results of the independent accounting firm's review of the quarterly financial statements.

  3.
  Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

  4.
  Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company's internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

  5.
  Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

  (a)
  Critical accounting policies and practices to be used in preparing the Company's financial statements.

    (b)
    Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

    (c)
    Unadjusted differences and management letters.

  6.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  7.
  Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, "Communications with Audit Committees."

  8.
  Periodically evaluate the qualifications and performance of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures.

  9.
  Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

  10.
  Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

  11.
  Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

  12.
  Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

  13.
  Discuss with management, the Company's senior internal auditing executive and the independent accounting firm the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct.

  14.
  Review all related party transactions in accordance with the Audit Committee's formal, written policy.

  15.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  16.
  Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  17.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  18.
  Furnish the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company's internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent accounting firm's work.

Appendix B

COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER
MATCH GROUP, INC.

Purpose

        The Compensation and Human Resources Committee (the "Committee") is appointed by the Board of Directors (the "Board") to discharge the Board's responsibilities relating to the compensation of Match Group, Inc.'s (the "Company") Chairman (the "Chairman") and the Company's other executive officers (collectively, including the Chairman, the "Executive Officers"). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Executive Officers.

Committee Membership

        The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market. In addition, all Committee members shall qualify as "outside" directors within the meaning of the Internal Revenue Code Section 162(m) and as "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        The Board shall appoint the members of the Committee and the Committee Chair. Committee members may be replaced by the Board at any time, with or without cause.

Meetings

        The Committee shall meet as often as necessary to carry out its responsibilities. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the Company. The Committee Chairman shall preside at each meeting. In the event the Committee Chairman is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting chair of such meeting.

Committee Responsibilities and Authority

        In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee's activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:

  1.
  The Committee shall review and approve base salaries and incentive opportunities of the Executive Officers. The Chairman shall not be present during any Committee deliberations or voting with respect to his or her compensation.

  2.
  The Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

B-1

  3.
  The Committee shall review and discuss the Compensation Discussion and Analysis (the "CD&A") required to be included in the Company's proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

  4.
  The Committee shall produce the annual Compensation Committee Report for inclusion in the Company's proxy statement in compliance with the rules and regulations promulgated by the SEC.

  5.
  The Committee shall monitor the Company's compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

  6.
  The Committee shall oversee the Company's compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans.

  7.
  The Committee shall receive periodic reports on the Company's compensation programs as they affect all employees.

  8.
  The Committee shall make regular reports to the Board.

  9.
  The Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser's independence from management specified in NASDAQ Listing Rule 5605(d)(3) or other applicable regulations and listing standards. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser's fees and the other terms and conditions of the adviser's retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

  10.
  The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals other than directors or executive officers to the extent allowed under applicable law. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

  11.
  The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

B-2

Appendix C

MATCH GROUP, INC.
2015 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1.  PURPOSE; DEFINITIONS

        The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. This Plan is intended to replace the Amended and Restated 2009 Match.com, Inc. Equity Incentive Program and the Amended and Restated Match Group, Inc. 2014 Incentive Plan (together, the "Prior Plans"), which Prior Plans shall be automatically terminated and replaced and superseded by this Plan upon the consummation of the IPO, except that any awards granted under the Prior Plans ("Prior Plan Awards") shall remain in effect under this Plan pursuant to their terms. In addition, for purposes of this Plan, the following terms are defined as set forth below:

          (a)   "Adjusted Award" means any equity-based award granted by IAC that is converted into an equity-based award relating to the Company upon the occurrence of a spin-off of the Company from IAC.

          (b)   "Affiliate" means a corporation or other entity controlled by, controlling or under common control with, the Company.

          (c)   "Applicable Exchange" means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

          (d)   "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Cash-Based Award granted or assumed pursuant to the terms of this Plan or the Prior Plans, including Prior Plan Awards, Subsidiary Equity Awards and Adjusted Awards.

          (e)   "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Cash-Based Award" means an Award denominated in a dollar amount.

          (h)   "Cause" means, unless otherwise provided in an Award Agreement, (i) "Cause" as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

          (i)    "Change in Control" has the meaning set forth in Section 10(a).

          (j)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.

  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

          (k)   "Commission" means the Securities and Exchange Commission or any successor agency.

          (l)    "Committee" has the meaning set forth in Section 2(a).

          (m)  "Common Stock" means common stock, par value $0.001 per share, of the Company.

          (n)   "Company" means Match Group, Inc., a Delaware corporation, or its successor.

          (o)   "Disability" means (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define "Disability," (A) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, "Disability" as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean "disability" within the meaning of Section 409A of the Code.

          (p)   "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

          (q)   "EBITA" means for any period, operating profit (loss) plus, if applicable, (i) amortization and impairment of intangibles, (ii) goodwill impairment, (iii) non-cash compensation expense, (iv) restructuring charges, (v) non cash write-downs of assets, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

          (r)   "EBITDA" means for any period, operating profit (loss) plus, if applicable, (i) depreciation, (ii) amortization and impairment of intangibles, (iii) goodwill impairment, (iv) non-cash compensation expense, (v) restructuring charges, (vi) non cash write-downs of assets, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

          (s)   "Eligible Individuals" means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

          (t)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (u)   "Fair Market Value" means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

          (v)   "Free-Standing SAR" has the meaning set forth in Section 5(b).

          (w)  "Grant Date" means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (ii) such later date as the Committee shall provide in such resolution, (iii) the initial date on which an a Prior Plan Award was granted or (iv) the initial date on which an Adjusted Award was granted by IAC.

          (x)   "IAC" means IAC/InterActiveCorp, a Delaware corporation.

          (y)   "Incentive Stock Option" means any Option that is designated in the applicable Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

          (z)   "Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

          (aa) "IPO" means the initial public offering of Shares pursuant to the registration statement on Form S-1 (File No. 333-207472), dated October 16, 2015, as thereafter amended from time to time.

          (bb) "NASDAQ" means the National Association of Securities Dealers Inc. Automated Quotation System.

          (cc) "Nonqualified Option" means any Option that is not an Incentive Stock Option.

          (dd) "Option" means an Award described under Section 5.

          (ee) "Outside Directors" has the meaning set forth in Section 11(a).

          (ff)  "Participant" means an Eligible Individual to whom an Award is or has been granted.

          (gg) "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division or department of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

          (hh) "Plan" means the Match Group, Inc. 2015 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

          (ii)   "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

          (jj)   "Restricted Stock" means an Award described under Section 6.

          (kk) "Restricted Stock Units" means an Award described under Section 7.

          (ll)   "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant's attainment of age 65.

          (mm)  "RS Restriction Period" has the meaning set forth in Section 6(b)(ii).

          (nn) "RSU Restriction Period" has the meaning set forth in Section 7(b)(ii).

          (oo) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

          (pp) "Share" means a share of Common Stock.

          (qq) "Stock Appreciation Right" has the meaning set forth in Section 5(b).

          (rr)  "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

          (ss)  "Subsidiary Equity Awards" means awards that correspond to shares of a Subsidiary, which awards may be settled in Shares under this Plan.

          (tt)  "Tandem SAR" has the meaning set forth in Section 5(b).

          (uu) "Term" means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

          (vv) "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on a board of directors of, the Company terminates but such Participant continues to provide services to the Company in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, "Termination of Employment" shall mean a "separation from service" as defined under Section 409A of the Code.

SECTION 2.  ADMINISTRATION

        (a)    Committee.    The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

            (i)  to select the Eligible Individuals to whom Awards may from time to time be granted;

           (ii)  to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards or any combination thereof, are to be granted hereunder;

          (iii)  to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

          (iv)  to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

           (v)  subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

          (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

         (vii)  to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

        (viii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan or any Prior Plan (and any agreement relating thereto);

          (ix)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

           (x)  to decide all other matters that must be determined in connection with an Award; and

          (xi)  to otherwise administer the Plan.

        (b)    Procedures.    (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

           (ii)  Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.    Subject to Section 1(h), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

        (d)    Award Agreements.    The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement's being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

        (a)    Plan Maximums.    The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) the number of Shares that may be issuable upon exercise, vesting or settlement of Prior Plan Awards, Subsidiary Equity Awards outstanding on November 18, 2015, and Adjusted Awards and (ii) 20,000,000 Shares. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 10,000,000 Shares.

Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

        (b)    Individual Limits.

            (i)  During a calendar year, no single Participant (excluding non-employee directors of the Company) may be granted:

            (A)  Options or Stock Appreciation Rights covering in excess of 10,000,000 Shares in the aggregate; or

            (B)  Qualified Performance-Based Awards (other than Options or Stock Appreciation Rights) covering in excess of 10,000,000 Shares in the aggregate.

        (c)    Rules for Calculating Shares Delivered.

            (i)  With respect to Awards other than Prior Plan Awards and Adjusted Awards, to the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.

           (ii)  With respect to Awards other than Prior Plan Awards and Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

          (iii)  With respect to Awards other than Prior Plan Awards and Adjusted Awards, to the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

        (d)    Adjustment Provisions.

            (i)  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

           (ii)  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

          (iii)  In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or the Company's other filings with the Commission. Any adjustments made pursuant to this Section 3(d) to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

          (iv)  Any adjustment under this Section 3(d) need not be the same for all Participants.

SECTION 4.  ELIGIBILITY

        Awards may be granted under the Plan to Eligible Individuals and to any individuals who hold IAC Awards that are converted into Awards in the event of a spin-off of the Company from IAC; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5.  OPTIONS AND STOCK APPRECIATION RIGHTS

        With respect to Prior Plan Awards and Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

        (a)    Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

        (b)    Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with an Option, or "Free-Standing SARs," which are not granted in conjunction with an Option.

Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

        (d)    Exercise Price.    The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company's stockholders.

        (e)    Term.    The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

        (f)    Vesting and Exercisability.    Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

        (g)    Method of Exercise.    Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company's appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

            (i)  Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised);

  provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

           (ii)  To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

          (iii)  Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

        (h)    Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

        (i)    Terminations of Employment.    Subject to Section 10(b), a Participant's Options and Stock Appreciation Rights shall be forfeited upon such Participant's Termination of Employment, except as set forth below:

            (i)  Upon a Participant's Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

           (ii)  Upon a Participant's Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

          (iii)  Upon a Participant's Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

          (iv)  Upon a Participant's Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

           (v)  Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant's Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

        (j)    Nontransferability of Options and Stock Appreciation Rights.    No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term "Participant" includes such guardian, legal representative and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6.  RESTRICTED STOCK

        With respect to Prior Plan Awards and Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

        (a)    Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Match Group, Inc. 2015 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Match Group, Inc."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (b)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant.

  In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the "RS Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

          (iii)  Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

          (iv)  Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

           (v)  If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7.  RESTRICTED STOCK UNITS

        With respect to Prior Plan Awards and Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

        (a)    Nature of Awards.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

        (b)    Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards.

  The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the "RSU Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

          (iii)  The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

          (iv)  Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units.

           (v)  Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

SECTION 8.  OTHER STOCK-BASED AWARDS

        Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9.  CASH-BASED AWARDS

        Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan. In addition, no Eligible Individual may be granted Cash-Based Awards that are Qualified Performance-Based Award that have an aggregate maximum payment value in any calendar year in excess of $10.0 million. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.

SECTION 10.  CHANGE IN CONTROL PROVISIONS

        (a)    Definition of Change in Control.    Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a "Change in Control" shall mean any of the following events:

            (i)  The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller and his Affiliates (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

  provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or whose election was not opposed by Barry Diller voting as a stockholder, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller and his Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For the avoidance of doubt, a spin-off of the Company from IAC shall not constitute a Change in Control.

        (b)    Impact of Event/Double Trigger.    Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(d) and 14(k), notwithstanding any other provision of this Plan to the contrary, upon a Participant's Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

            (i)  any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

           (ii)  all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

          (iii)  all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

        (c)   For purposes of this Section 10, "Good Reason" means (i) "Good Reason" as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant's prior written consent: (A) a material reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the "Cure Period") during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

        (d)   Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 11.  QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

        (a)   The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")).

When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

        (b)   The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (c)   The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12.  TERM, AMENDMENT AND TERMINATION

        (a)    Effectiveness.    The Plan shall be effective as of November 18, 2015 (the "Effective Date").

        (b)    Termination.    The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        (c)    Amendment of Plan.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

        (d)    Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant's consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13.  UNFUNDED STATUS OF PLAN

        It is intended that the Plan constitute an "unfunded" plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14.  GENERAL PROVISIONS

        (a)    Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b)    Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c)    No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)    Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

        (f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such eligible Individual, after such Participant's death, may be exercised.

        (g)    Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

        (h)    Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (i)    Non-Transferability.    Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

        (j)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        (k)    Section 409A of the Code.    It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Code, if the Participant is a "specified employee" within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant's Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant's Termination of Employment and (B) the Participant's death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

        (l)    Prior Plan Awards; Adjusted Awards.    Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of a Prior Plan Award or an Adjusted Award, the terms of the Prior Plan Award or Adjusted Award shall be governed by the applicable plan under which the Prior Plan Award or Adjusted Award was granted and the award agreement thereunder. Any reference to a "change in control," "change of control" or similar definition in an Award Agreement or the applicable plan for any Adjusted Award or Prior Plan Award shall be deemed to refer to a "change in control," "change of control" or similar transaction with respect to the Company (as successor to the originally-referenced entity) for such Adjusted Award or Prior Plan Award.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Match Group, Inc. 8300 Douglas Ave. Ste 800 Dallas, TX 75225 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Gregory R. Blatt 06) Pamela S. Seymon 02) Sonali De Rycker 07) Alan G. Spoon 03) Joseph Levin 08) Mark Stein 04) Ann L. McDaniel 09) Gregg Winiarski 05) Thomas J. McInerney 10) Sam Yagan The Board of Directors recommends that you vote FOR proposals 2 and 3. 2. To approve the 2015 Stock Plan Proposal. The Board of Directors recommends that you vote FOR the following proposal: 5. Ratification of the appointment of Ernst & Young LLP as Match Group, Inc.'s independent registered public accounting firm for 2016. For 0 0 Against 0 0 Abstain 0 0 ForAgainst Abstain 0 0 0 3. To approve a non-binding advisory resolution on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends that you vote 3 YEARS on the following proposal: 1 year 0 2 years 0 3 years 0 Abstain 0 4. To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000291084_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com Match Group, Inc. Annual Meeting of Stockholders June 22, 2016 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of Match Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 11, 2016 and hereby appoints each of Joanne Hawkins, Tanya M. Stanich and Gary Swidler , proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Match Group, Inc. to be held on June 22, 2016, at 9:00 a.m. local time, at 555 West 18th Street, New York, New York 10011, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side 0000291084_2 R1.0.1.25